- --------------------------------------------------------------------------------


                         SALE AND PURCHASE AGREEMENT


                                   between


                       NEW YORK LIFE INSURANCE COMPANY

                                 as "Seller"


                                     and


                           BEACON PROPERTIES, L.P.

                                as "Purchaser"








                          Date: As of July 19, 1996




- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

Section 1.1. "Affiliate"..............................................  1
Section 1.2. "Antitrust Division".....................................  1
Section 1.3. "Assets".................................................  1
Section 1.4. "Asset File".............................................  1
Section 1.5. "Bid Date"...............................................  1
Section 1.6. "Business Day"...........................................  1
Section 1.7. "Cash Balance"...........................................  1
Section 1.8. "CERCLA".................................................  2
Section 1.9. "Closing" and "Closing Date".............................  2
Section 1.10. "Contingent Commission Event"...........................  2
Section 1.11. "Deposit"...............................................  2
Section 1.12. "Dollars" or "$"........................................  2
Section 1.13. "Due Diligence Expiration Date".........................  2
Section 1.14. "Escrow Agent"..........................................  2
Section 1.15. "Existing Leases".......................................  2
Section 1.16. "Existing Service Contracts"............................  2
Section 1.17. "Fixed Rents"...........................................  2
Section 1.18. "FTC"...................................................  2
Section 1.19. "Governmental Authority"................................  2
Section 1.20. "Hazardous Substances"..................................  2
Section 1.21. "HSR Act"...............................................  3
Section 1.22. "HSR Adjournment Fee"...................................  3
Section 1.23. "Improvements"..........................................  3
Section 1.24. "Land"..................................................  3
Section 1.25. "Leases"................................................  3
Section 1.26. "Liquidated Sum Amount".................................  3
Section 1.27. "Liquidated Sum Title Exception"........................  3
Section 1.28. "Major Casualty"........................................  4
Section 1.29. "New Leases"............................................  4
Section 1.30. "New Service Contracts".................................  4
Section 1.31. "Nonpermitted Exceptions"...............................  4
Section 1.32. "Overage Rent"..........................................  4
Section 1.33. "Permits"...............................................  4
Section 1.34. "Permitted Exceptions"..................................  4
Section 1.35. "Person"................................................  4
Section 1.36. "Personal Property".....................................  4
Section 1.37. "Premises"..............................................  4
Section 1.38. "Property"..............................................  4
Section 1.39. "Property Judgment".....................................  5
Section 1.40. "Purchase Price"........................................  5
Section 1.41. "Purchaser's Adverse Changes............................  5

Section 1.42. "Purchaser's Representation Certificate"................  5
Section 1.43. "RCRA"..................................................  5
Section 1.45. "Restoration Costs".....................................  6
Section 1.46. "Schedule Price"........................................  6
Section 1.47. "Scheduled Closing Date"................................  6
Section 1.48. "Seller Liquidated Sum Title Exception Notice"..........  6
Section 1.49. "Seller's Adverse Changes...............................  6
Section 1.50. "Seller's Representation Certificate"...................  6
Section 1.51. "Service Contracts".....................................  6
Section 1.52. "Specified Estoppel Leases".............................  6
Section 1.53. "Structural Defect".....................................  6
Section 1.54. "Survival Period".......................................  6
Section 1.55. "Tenant Estoppel Certificate"...........................  7
Section 1.56. "Title Exception(s)"....................................  7
Section 1.57. "Title Insurer".........................................  7
Section 1.58. "Voluntary Title Exceptions"............................  7
Section 1.59. "Warranties"............................................  7

                                  ARTICLE II

                                    ASSETS
                                    ------

Section 2.1. Sale and Purchase of Assets..............................  7

                                  ARTICLE III

                                PURCHASE PRICE
                                --------------

Section 3.1. Payment of Purchase Price................................  8
Section 3.2. Allocation of Purchase Price.............................  9
Section 3.3. Escrow of Deposit........................................  9

                                  ARTICLE IV

                                  ADJUSTMENTS
                                  -----------

Section 4.1. Fixed Rents.............................................. 11
Section 4.2. Overage Rents............................................ 12
Section 4.3. Taxes and Assessments.................................... 14
Section 4.4. Water and Sewer Charges.................................. 14
Section 4.5. Utility Charges.......................................... 14
Section 4.6. Service Contracts........................................ 15
Section 4.7. Permits.................................................. 15
Section 4.8. Miscellaneous Revenues................................... 15
Section 4.9. Supplies................................................. 15
Section 4.10. Other................................................... 15

                                    ARTICLE V

                        TITLE AND PERMITTED EXCEPTIONS
                        ------------------------------

Section 5.1. Permitted Exceptions..................................... 15
Section 5.2. Title Report............................................. 15
Section 5.4. Inability to Convey...................................... 16
Section 5.5. Rights in Respect of Inability to Convey................. 16
Section 5.6. Voluntary Title Exceptions............................... 17
Section 5.7. Liquidated Sum Title Exceptions.......................... 17
Section 5.8. Purchaser's Right to Accept Title........................ 18
Section 5.9. Cooperation.............................................. 18

                                  ARTICLE VI

                             CONDITION OF PROPERTY
                             ---------------------

Section 6.1. Condition of Property.................................... 19

                                  ARTICLE VII

                                    CLOSING
                                    -------

Section 7.1. Closing Date............................................. 19

                                 ARTICLE VIII

                              CLOSING DELIVERIES
                              ------------------

Section 8.1. Documents and Payments to be Delivered at the Closing.... 20
Section 9.1. Conditions to Purchaser's Obligation to Close............ 22
Section 9.2. Conditions to Seller's Obligation to Close............... 23
Section 9.3. Multiple Properties...................................... 24
Section 9.4. Failure to Satisfy Conditions to Close................... 24

                                   ARTICLE X

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

Section 10.1. Representations and Warranties by Seller as to Seller... 24
       (a)   Authority; Binding on Seller; Enforceability............. 24
       (b)   Conflict with Existing Laws or Contracts................. 24
       (c)   Legal Action Against Seller.............................. 25
       (d)   Bankruptcy of Seller..................................... 25
Section 10.2. Representations and Warranties by Seller as to the
               Property............................................... 25
       (a)   Owner.................................................... 25
       (b)   Leases................................................... 25
       (c)   Brokerage................................................ 26
       (d)   Service Contracts........................................ 26
       (e)   Litigation............................................... 27
       (f)   Condemnation............................................. 27

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



       (g)   Compliance with Laws; Permits............................ 27
       (h)   Insurance................................................ 27
       (i)   Environmental Matters.................................... 28
       (j)   Condition of the Improvements............................ 28
       (k)   Personal Property........................................ 28
Section 10.3. Representations and Warranties of Purchaser............. 28
       (a)   Authority; Binding on Purchaser; Enforceability.......... 28
       (b)   Conflict with Existing Laws or Contracts................. 28
       (c)   Legal Action Against Purchaser........................... 28
       (d)   Bankruptcy or Debt of Purchaser; Financial Condition..... 29
Section 10.4. Closing Certificates of Seller and Purchaser............ 29
       (a)   Purchaser's Closing Certificate.......................... 29
       (b)   Seller's Closing Certificate............................. 29
Section 10.5. Survival of Representations and Warranties.............. 30

                                  ARTICLE XI

                                   COVENANTS
                                   ---------

Section 11.1. Operation of Premises................................... 30
Section 11.2. Insurance............................................... 31
Section 11.3. Modification of Leases.................................. 31
Section 11.4. Termination of Leases................................... 31
Section 11.5. New Leases.............................................. 32
Section 11.6. Payment of Leasing Costs................................ 32
Section 11.7. Estoppel Certificates................................... 34
Section 11.8. Non-Disturbance Agreements.............................. 34

                                  ARTICLE XII

                                  INSPECTION
                                  ----------

Section 12.1. Right of Inspection..................................... 34
Section 12.2. Due Diligence Period.................................... 34

                                 ARTICLE XIII

                               TRANSACTION COSTS
                               -----------------

Section 13.1. Seller's Transaction Costs.............................. 35
Section 13.2. Purchaser's Transaction Costs........................... 35
Section 13.3. Hart-Scott-Rodino Filing Fees........................... 36

                                  ARTICLE XIV

                                   BROKERAGE
                                   ---------

Section 14.1. Payment of Broker; Representations...................... 36

                                  ARTICLE XV

                           CASUALTY AND CONDEMNATION
                           -------------------------

Section 15.1. Casualty................................................ 36
Section 15.2. Condemnation............................................ 37

                                  ARTICLE XVI

                                  ASSIGNMENT
                                  ----------

Section 16.1. No Assignment by Purchaser.............................. 38
Section 16.2. Permitted Assignment to Affiliate....................... 38

                                  ARTICLE XVII

                           TAX CERTIORARI PROCEEDINGS
                           --------------------------

Section 17.1. Prosecution and Settlement of Proceedings............... 39
Section 17.2. Application of Refunds or Savings....................... 39
Section 17.3. Survival................................................ 39

                                  ARTICLE XVIII

                           DEFAULT; REMEDIES; SURVIVAL
                           ---------------------------

Section 18.1. Purchaser's Default On or Before Closing................ 40
Section 18.2. Seller's Default On or Before Closing................... 40
Section 18.3. Survival................................................ 41
Section 18.4. Determination of Material Inaccuracy.................... 42

                                   ARTICLE XIX

                                     NOTICES
                                     -------

Section 19.1. Notices................................................. 42

                                   ARTICLE XX

                                  MISCELLANEOUS
                                  -------------

Section 20.1. Governing Law; Jurisdiction and Venue................... 43
Section 20.2. Further Assurances...................................... 44
Section 20.3. Successors.............................................. 44
Section 20.4. No Third Party Beneficiary.............................. 44
Section 20.5. Entire Agreement........................................ 44
Section 20.6. Severability............................................ 44

Section 20.7. Modification............................................ 45
Section 20.8. Waiver of Trial by Jury................................. 45
Section 20.9. No Recording............................................ 45
Section 20.10. Captions; Interpretation............................... 45
Section 20.11. Counterparts........................................... 45
Section 20.12. No Waiver.............................................. 46
Section 20.13. Time of Essence........................................ 46
Section 20.14. Attorney's Fees........................................ 46
Section 20.15. Addendum A............................................. 46

                                   ARTICLE XXI

                                HART-SCOTT-RODINO
                                -----------------

Section 21.1. Filing Requirements..................................... 46
Section 21.2. Condition Precedent..................................... 46
Section 21.3. Purchaser's Delay....................................... 47

                                  ARTICLE XXII

                                      AUDIT
                                      -----

Section 22.1. Compliance with SEC Regulations......................... 47

                                  ARTICLE XXIII

                        CONFIDENTIALITY AND PRESS RELEASE
                        ---------------------------------

Section 23.1. SEC Disclosure.......................................... 48
Section 23.2. Press Release........................................... 49

                          SALE AND PURCHASE AGREEMENT


            THIS AGREEMENT, made as of the 19th day of July, 1996, between NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company with an office at 51 Madison Avenue, New York, New York 10010 ("Seller"), and BEACON PROPERTIES, L.P., a Delaware limited partnership with an office at 50 Rowes Wharf, Boston, Massachusetts 02110 ("Purchaser").


                                   ARTICLE I

                                  DEFINITIONS


            For purposes of this Agreement, the following terms shall have the meanings indicated:

            Section 1.1. "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

            Section 1.2. "Antitrust Division" has the meaning given in Section
21.1 of this Agreement.

            Section 1.3. "Assets" means the property or properties that Purchaser is purchasing from Seller and Seller is selling to Purchaser, a list of which is set forth on Schedule 1 annexed hereto and made a part hereof. "Asset" means any one of the Assets.

            Section 1.4. "Asset File" means that certain file for the Assets containing copies of financial information, leases, service contracts, reports, title information and other due diligence information and documentation delivered to Purchaser under cover of a letter, dated May 7, 1996, from Mr. Jeffrey Silver of Merrill Lynch & Co., and the updates of such file delivered under cover of letters, dated May 7, 1996, May 23, 1996 and June 5, 1996, in each case from Mr. Silver.

            Section 1.5.  "Bid Date" means June 11, 1996.

            Section 1.6. "Business Day" means any day other than a Saturday, Sunday or day on which the banks in New York, New York are authorized or obligated by law to be closed.

            Section 1.7.  "Cash Balance" has the meaning given in Section 3.1.

            Section 1.8. "CERCLA" means the Comprehensive Environmental, Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 and 9657 et seq., as amended.

            Section 1.9. "Closing" and "Closing Date" have the respective meanings given in Section 7.1.

            Section 1.10. "Contingent Commission Event" has the meaning given in
Section 10.2(c).

            Section 1.11. "Deposit" has the meaning given in Section 3.1.

            Section 1.12. "Dollars" or "$" means lawful currency of the United States of America, and all sums payable by either party to the other pursuant to this Agreement shall be paid in Dollars.

            Section 1.13. "Due Diligence Expiration Date" has the meaning given in Section 12.2.

            Section 1.14. "Escrow Agent" means Robinson Silverman Pearce Aronsohn & Berman LLP.

            Section 1.15. "Existing Leases" means, with respect to each Premises, the leases, licenses and occupancy agreements (including all material modifications and amendments thereto) for space in such Premises which are in effect on the Bid Date and listed on Exhibit B annexed hereto and made a part hereof.

            Section 1.16. "Existing Service Contracts" means, with respect to each Premises, the service contracts, maintenance contracts, union contracts, concession agreements, agency agreements and other written contracts or agreements affecting such Premises or the operation thereof which are in effect on the Bid Date and listed on Exhibit D annexed hereto and made a part hereof.

            Section 1.17. "Fixed Rents" has the meaning given in Section 4.1.

            Section 1.18. "FTC" has the meaning given in Section 21.1 of this Agreement.

            Section 1.19. "Governmental Authority" means, with respect to each Premises, the United States, the State, county and city in which such Premises is located, and any political subdivision, agency, authority, department, court, commission, board, bureau or instrumentality of any of the foregoing asserting jurisdiction over any of the parties hereto or over such Premises.

            Section 1.20. "Hazardous Substances" means (a) those substances included within the definitions of any one or more of the terms "hazardous substances," "hazardous materials," "toxic substances," and "hazardous waste" in CERCLA, RCRA and the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to such laws; and (b) such other substances, materials and wastes as are regulated under applicable local, state or federal environmental laws or regulations, or which are classified as hazardous or toxic under federal, state or local environmental laws or regulations; and (c) any materials, wastes or substances that are (i) petroleum; (ii) friable asbestos;
(iii) polychlorinated biphenyls; (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, as amended, 13 U.S.C. ss. 1321 et seq. (33 U.S.C. ss. 1321) or designated as "toxic pollutants" pursuant to ss. 307 of the Clean Water Act (33 U.S.C. ss. 1317); (v) flammable explosives; or
(vi) radioactive materials. Hazardous Substances shall not include materials or substances (A) lawfully sold by tenants of any Property in the ordinary course of business or (B) customarily used in the day-to-day operation and maintenance of any Property, such as cleaning fluids and similar substances and materials.

            Section 1.21. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            Section 1.22. "HSR Adjournment Fee" has the meaning given in Section
21.3 of this Agreement.

            Section 1.23. "Improvements" means, with respect to the Land comprising each Asset, all buildings and improvements located on such Land which are owned by Seller, including, without limitation, all sidewalks, roads, heating, air conditioning and ventilating systems, sewer systems, waste water treatment systems, electrical substations, lines, feeders, switches and transformers, emergency generators, lighting systems, furnaces, boilers, engines, pipes, pumps, tanks, motors, conduits, switch boards, and all plumbing, lifting, fire prevention, fire extinguishing, fire alarm, sprinkler, security (including video camera surveillance equipment), refrigerating, ventilating, cooking, and communications and telecommunications equipment, apparatus and systems.

            Section 1.24. "Land" means, with respect to each Asset, the parcel or parcels of land which comprise such Asset as described on Exhibit A annexed hereto and made a part hereof.

            Section 1.25. "Leases" means, with respect to each Premises, collectively, (a) the Existing Leases affecting such Premises which are in effect on the Closing Date and (b) all New Leases affecting such Premises which are in effect on the Closing Date.

            Section 1.26. "Liquidated Sum Amount" means an amount equal to one-half of one (.5%) percent of the Purchase Price, but in no event more than Two Hundred Fifty Thousand ($250,000) Dollars.

            Section 1.27. "Liquidated Sum Title Exception" means, with respect to any Property, a Title Exception affecting such Property that arises after the date of this Agreement, but on or prior to the Closing Date, which can be discharged solely by the payment of a liquidated sum of money; provided, however, that the term "Liquidated Sum Title Exception" as used in this Agreement shall not include the following: (a) any Voluntary Title Exceptions applicable to such Property; (b) any Title Exceptions that are approved, waived or deemed to have been approved or waived by Purchaser or that are created in accordance with the provisions of this Agreement; (c) any Permitted Exceptions for such Property or (d) any judgments against Seller which are docketed against the applicable Premises but which are not Property Judgments (it being agreed that, for the purposes of this Agreement, a Property Judgment shall constitute a Liquidated Sum Title Exception).

            Section 1.28. "Major Casualty" has the meaning given in Section
15.1.

            Section 1.29. "New Leases" means, with respect to each Premises, all new leases, licenses and occupancy agreements affecting such Premises which are entered into by Seller after the Bid Date in accordance with the provisions of this Agreement.

            Section 1.30. "New Service Contracts" means, with respect to each Premises, such maintenance contracts, union contracts, concession agreements, agency agreements and other written contracts or agreements affecting such Premises or the operation thereof which are entered into by Seller after the Bid Date in accordance with the terms of this Agreement.

            Section 1.31. "Nonpermitted Exceptions" has the meaning given in
Section 5.4.

            Section 1.32. "Overage Rent" has the meaning given in Section 4.2.

            Section 1.33. "Permits" means all transferable governmental licenses, permits, approvals and certificates which are in effect on the Closing Date and are required or used in connection with the ownership or operation of each Premises.

            Section 1.34. "Permitted Exceptions" has the meaning given in
Section 5.1.

            Section 1.35. "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or subdivision thereof.

            Section 1.36. "Personal Property" means, with respect to each Premises, all equipment, furniture, fittings, fixtures and articles of personal property affixed or attached to, installed or placed in or upon and used for or useable in any present or future enjoyment, occupancy or operation of such Premises which is owned by Seller, including, without limitation, those items set forth in Schedule B to Exhibit G attached hereto.

            Section 1.37. "Premises" means, with respect to each Asset, the Land comprising such Asset and the Improvements located thereon.

            Section 1.38. "Property" means, with respect to each Asset, the following (in each case, to the extent applicable to such Asset):

                  (a)     The Land;

                  (b) The Improvements;

                  (c) The Personal Property;

                  (d) The Service Contracts and Leases;

                  (e) The Permits;

                  (f) any strips and gores adjacent to such Land and any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining such Land, to the center line thereof;

                  (g) all of the easements, rights, privileges and appurtenances belonging or in anyway appertaining to such Land and Improvements;

                  (h) to the extent assignable, all Warranties, if any;

                  (i) to the extent assignable, all trade names and general intangibles used in connection with the ownership and operation of such Land and Improvements, if any;

                  (j) any award made after the date of this Agreement for any taking by condemnation of such Land and Improvements or any damage to such Land and Improvements by reason of a change of grade of any street or highway; and

                  (k) subject to the provisions of Article 15 below, any insurance proceeds that are payable after the date of this Agreement on account of any damage to such Improvements that results from a fire or other casualty that occurs after the date of this Agreement.

"Properties" means more than one Property.

            Section 1.39. "Property Judgment" means, with respect to each Premises, a judgment which (a) is entered against Seller, (b) is docketed against such Premises and (c) arises from a law suit that relates to and directly involves Seller's ownership and/or operation of the applicable Premises.

            Section 1.40. "Purchase Price" has the meaning given in Section 3.1.

            Section 1.41. "Purchaser's Adverse Changes" has the meaning given in
Section 10.4(a).

            Section 1.42. "Purchaser's Representation Certificate" has the meaning given in Section 10.4(a).

            Section 1.43. "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss. 6901 et seq.

            Section 1.44. "Rent Differential Escrow Agreement" means that certain Rent Differential Escrow Agreement dated February 1, 1996 among American Association for the Advancement of Science, Seller and NationsBank, National Association.

            Section 1.45. "Restoration Costs" has the meaning given in Section 15.1.

            Section 1.46. "Schedule Price" means, with respect to a Property (a) if this Agreement is for the sale of one Property, the Purchase Price and (b) if this Agreement is for the sale of more than one Property, the allocated portion of the Purchase Price for such Property as set forth on Schedule 1 annexed hereto.

            Section 1.47. "Scheduled Closing Date" has the meaning given in
Section 7.1.

            Section 1.48. "Seller Liquidated Sum Title Exception Notice" has the meaning given in Section 5.7.

            Section 1.49. "Seller's Adverse Changes" has the meaning given in
Section 10.4(b).

            Section 1.50. "Seller's Representation Certificate" has the meaning given in Section 10.4(b).

            Section 1.51. "Service Contracts" means, with respect to each Premises, collectively, (a) the Existing Service Contracts affecting such Premises which are in effect on the Closing Date and (b) the New Service Contracts affecting such Premises which are in effect on the Closing Date.

            Section 1.52. "Specified Estoppel Leases" has the meaning given in
Section 9.1(c).

            Section 1.53. "Structural Defect" means, with respect to any Property, a structural defect in the footings, foundation, roofplate or weight bearing walls of the Improvements comprising such Property which existed prior to the Closing Date and was not actually known or disclosed to Purchaser prior to the Bid Date. No Improvement shall be deemed to have a Structural Defect solely by reason of (a) the failure of such Improvement to have a design or function satisfactory for a new or unintended use or purpose developed subsequent to the date of construction of such Improvement, (b) the absence of any building or improvement not necessary for the structural integrity of such Improvements, (c) wear and tear associated with the normal operation of such Improvements, (d) a condition or defect which is to be repaired as part of a standard program of deferred maintenance, (e) failure of such Improvement to comply with any law, rule, regulation or code applicable to such Improvement which was promulgated, amended, supplemented or otherwise effectuated or modified after the construction of such Improvement or (f) such Improvement having outlived its useful life or functional utility.

            Section 1.54. "Survival Period" means (a) with respect to the representations and warranties set forth in Sections 10.1, 10.2(d), 10.2(e), 10.2(g), 10.2(i) 10.2(j) and 10.2(k),
the period from the Closing Date to the date which is one hundred eighty (180) days after the Closing Date and (b) with respect to the representations and warranties contained in Sections 10.2(b) and 10.2(c), the period from the Closing Date to the date which is the one (1) year anniversary of the Closing Date.

            Section 1.55. "Tenant Estoppel Certificate" has the meaning given in
Section 11.7.

            Section 1.56. "Title Exception(s)" means, with respect to any Property, any lien, encumbrance, security interest, charge, reservation, lease, tenancy, easement, right-of-way, encroachment, restrictive covenant, condition or limitation affecting such Property.

            Section 1.57. "Title Insurer" means First American Title Insurance Company.

            Section 1.58. "Voluntary Title Exceptions" means, with respect to any Property, Title Exceptions affecting such Property that are knowingly and intentionally created by Seller after the Bid Date through the execution by Seller of one or more instruments creating or granting such Title Exceptions; provided, however, that the term "Voluntary Title Exceptions" as used in this Agreement shall not include the following: (a) any Permitted Exceptions for such Property; (b) Leases for such Property or any Title Exception created pursuant to a Lease for such Property by the tenant thereunder; (c) any Title Exceptions that are approved, waived or deemed to have been approved or waived by Purchaser or that are created in accordance with the provisions of this Agreement; (d) any Title Exceptions which, pursuant to a Lease for such Property or otherwise, are to be discharged by a tenant or occupant of the applicable Property; (e) mechanic's or materialmen's liens or (f) any federal tax liens.

            Section 1.59. "Warranties" means, with respect to any Improvements, any warranties and guaranties given by any contractor or manufacturer in favor of Seller in connection with the construction, repair or renovation of such Improvements.

                                  ARTICLE II

                                    ASSETS

            Section 2.1. Sale and Purchase of Assets. With respect to each Asset, Seller agrees to sell and convey, and Purchaser agrees to purchase, all of Seller's right, title and interest in and to the Property applicable to such Asset.

                                  ARTICLE III

                                PURCHASE PRICE

            Section 3.1.  Payment of Purchase Price.

                  (a) The purchase price (the "Purchase Price") for the Assets is One Hundred Forty-Nine Million Six Hundred Seventy-Five Thousand and 00/100 ($149,675,000.00) Dollars, payable by Purchaser as follows:

                  (i) Five Million and 00/100 ($5,000,000) Dollars on the signing of this Agreement (the "Deposit"), by wire transfer of immediately available federal funds to an account of Escrow Agent designated by Seller, which Deposit shall be held and disbursed in accordance with the provisions set forth in Section 3.3 below; and

                  (ii) One Hundred Forty-Four Million Six Hundred Seventy-Five Thousand and 00/100 ($144,675,000.00) Dollars (the "Cash Balance") at the Closing, to be paid by Purchaser to Seller pursuant to the provisions of
      Section 3.1(b) below.

                  (b) The Cash Balance shall be paid at Closing by wire transfer of immediately available federal funds transferred to one or more bank accounts designated by Seller, provided that Seller shall have the right, to be exercised by notice given to Purchaser at least two (2) Business Days prior to the Closing, to require Purchaser to pay a portion of the Cash Balance by one or more separate official bank checks, each to be drawn on the New York office of a member bank of the New York Clearinghouse Association, and each to be payable to the unendorsed order of Seller or Seller's designee. If Seller elects to cause Purchaser to pay a portion of the Cash Balance by official bank check(s) as aforesaid, then Seller's exercise notice shall set forth (i) the portion of the Cash Balance to be so paid, (ii) the number of official bank checks to be drawn and (iii) the payee(s) thereof. With respect to the portion of the Cash Balance to be paid by wire transfer, Seller, at least two (2) Business Days prior to the Closing, shall notify Purchaser of the designated bank account(s) and the wiring instructions therefor.

                  (c) Pursuant to Section 10.1 of a lease, dated July 31, 1995, between Greystone Realty Corporation, as agent for Seller, as landlord, and the Postal Rate Commission, as tenant, as modified by First Amendment dated November 16, 1995 (the "Postal Commission Lease"), the tenant is entitled to an allowance (the "Allowance") from the landlord to renovate and/or refurbish its demised premises, which Allowance may be paid by payment of the cost of renovation and/or refurbishment by landlord or application by tenant against the rental payments due under the lease. The amount of the Allowance remaining as of the date hereof is approximately $139,062.14. At Closing, Purchaser shall be entitled to a credit against the Cash Balance in an amount equal to the remaining balance of the Allowance as of the Closing Date (i.e., $139,062.14, as reduced by expenses paid by Seller and/or credits against rental payments taken by tenant on account of the Allowance between the date hereof and the Closing Date, evidence of which additional expenses and/or rent credits shall be furnished to Purchaser at Closing).

                  (d) Seller and Purchaser acknowledge that Seller has commenced negotiations with the Public Service Commission of the District of Columbia ("PSC") regarding a lease of certain premises (the "7th Floor Premises") located on the seventh floor of the Washington, D.C. Asset formerly occupied by the American Association for the Advancement of Science ("AAAS"). In connection therewith, if (i) on or before the Closing Date, Seller and PSC enter into either a binding letter of intent or lease with respect to a lease of all of the 7th Floor Premises, the Cash Balance shall be increased by the Adjustment Amount or (ii) after the Closing Date, Purchaser and PSC enter into a binding letter of intent or lease with respect to a lease of all of the 7th Floor Premises, Purchaser, within five (5) Business Days after the rent commencement date under such letter of intent or lease, shall pay to Seller an amount equal to the Adjustment Amount. For purposes of this Section 3.1(d), the term "Adjustment Amount" means an amount equal to the Rent Recoupment Amount less Seventy-Five Thousand ($75,000) Dollars; provided, however, in no event shall the Adjustment Amount be less than zero or greater than $625,000. For purposes hereof, the term "Rent Recoupment Amount" means (A) $39,790 multiplied by (B) the number of months between (x) the later of the Closing Date and the rent commencement date of such lease and (y) the date which is nine (9) months after the Closing Date (pro-rated in the case of any partial month). Purchaser agrees to consent to any lease with PSC which is on substantially the same terms as the proposed letter of intent, dated May 2, 1996, from Randall H. Hagner & Company, as agent for Greystone Realty Corporation, to Mark E. Teitelbaum and the lease abstract/analysis thereof, dated July 3, 1996 prepared by Greystone Realty Corporation (the "Letter of Intent"). Notwithstanding the foregoing provisions of this Section 3.1(d), if the rental and workletter terms of the actual binding letter of intent or lease with PSC are materially different from the terms set forth in the Letter of Intent, then Seller and Purchaser agree to negotiate in good faith to modify the Adjustment Amount in light of such material differences; provided, however, in no event shall any such modification result in the Adjustment Amount being greater than $625,000 or less than zero.

            Section 3.2. Allocation of Purchase Price. If there is more than one Property being sold and purchased pursuant to this Agreement, a portion of the Purchase Price shall be deemed allocated to each Property in the amount set forth on Schedule 1 annexed hereto.

            Section 3.3.  Escrow of Deposit.

            (a) The Deposit shall be delivered to Escrow Agent in accordance with the provisions of Section 3.1 hereof, and shall be held by Escrow Agent until the Closing or sooner termination of this Agreement. Escrow Agent shall pay over or apply the Deposit in accordance with the terms of this Section 3.3. Any interest earned on the Deposit shall be paid to the same party entitled to the Deposit hereunder (as and when such party is entitled to the Deposit), and the party receiving such interest shall pay any income taxes thereon, except that at the Closing, the interest earned on the Deposit shall be paid to Purchaser. For purposes thereof, the tax identification numbers of the parties hereto is as follows: 13-5582869 (Seller); and 04-3224259 (Purchaser).

            (b) At the Closing, the Deposit shall be paid by Escrow Agent to Seller.

            (c) If for any reason the Closing does not occur, then Escrow Agent shall continue to hold the Deposit and the interest thereon, if any, until otherwise directed by joint written instructions from Seller and Purchaser or a final judgment of a court having jurisdiction. Escrow Agent, however, shall have the right at any time to deposit the Deposit and the interest thereon with the clerk of any federal or state court sitting in the State of New York or a court having jurisdiction in the county in which any Premises is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

            (d) The parties acknowledge that Escrow Agent (i) is acting solely as a stakeholder at their request and for their convenience, (ii) shall not be deemed to be the agent of either of the parties and (iii) shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, willful disregard of this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

            (e) Escrow Agent shall invest the Deposit in savings accounts, treasury bills, certificates of deposit and/or other money market instruments as requested by Purchaser, subject to the reasonable approval of Seller. Escrow Agent shall not be liable for any losses suffered in connection with any such investment and shall have no obligation to obtain the best, or otherwise seek to maximize, the rate of interest earned on any such investment. Any fees or charges in connection with such investment shall be paid out of the amounts held in escrow before any other payments shall be required to be made from such amounts.

            (f) Upon any delivery of the amount remaining in escrow as provided in Section 3.3(b) or 3.3(c) above, Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to or arising out of the escrow or under this Agreement. Escrow Agent shall not be bound by any modification to this Section 3.3 unless Escrow Agent shall have agreed to such modification in writing.

            (g) Escrow Agent shall be entitled to rely or act upon any notice, instrument or document believed by Escrow Agent to be genuine and to be executed and delivered by the proper person, and shall have no obligation to verify any statements contained in any notice, instrument or document or the accuracy or due authorization of the execution of any notice, instrument or document.

            (h) Escrow Agent shall be entitled to retain attorneys of its choice, including itself, in connection with this escrow and Escrow Agent may continue to represent Seller in connection with this Agreement, or any dispute which may arise hereunder or otherwise.

            (i) Escrow Agent has acknowledged agreement to the foregoing provisions of this Section 3.3 by signing in the place indicated on the signature page of this Agreement.

                                  ARTICLE IV

                                  ADJUSTMENTS


      The following are to be adjusted and prorated between Seller and Purchaser as of 11:59 P.M. on the day preceding the Closing Date, based upon a 365 day year, and the net amount thereof shall be added to (if such net amount is in Seller's favor) or deducted from (if such net amount is in Purchaser's favor) the Cash Balance of the Purchase Price:

            Section 4.1.  Fixed Rents.

                  (a) Fixed rents (collectively, "Fixed Rents") paid or payable by tenants under the Leases in connection with their occupancy of the applicable Premises shall be adjusted and prorated on an if, as and when collected basis. Any Fixed Rents collected by Purchaser or Seller after the Closing from any tenant who owes Fixed Rents for periods prior to the Closing, shall be applied
(i) first, in payment of Fixed Rents owed by such tenant for the month in which the Closing Date occurs, (ii) second, in payment of Fixed Rents owed by such tenant for the period (if any) after the month in which the Closing Date occurs through the end of the month in which such amount is collected and (iii) third, after Fixed Rents for all current periods have been paid in full, in payment of Fixed Rents owed by such tenant for the period prior to the month in which the Closing Date occurs. Each such amount, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is so entitled. In furtherance and not in limitation of the preceding sentence, with respect to any tenant which has paid all Fixed Rents for periods through the Closing, if, prior to the Closing, Seller shall receive any prepaid Fixed Rents from such tenant attributable to a period following the Closing, at the Closing, Seller shall pay over to Purchaser the amount of such prepaid Fixed Rents.

                  (b) Purchaser shall bill tenants who owe Fixed Rents for periods prior to the Closing on a monthly basis for a period of six consecutive months following the Closing Date and shall use commercially reasonable efforts to collect such past due Fixed Rents; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such past due Fixed Rents. Notwithstanding the foregoing, if Purchaser shall be unable to collect such past due Fixed Rents, Seller shall have the right, upon prior written notice to Purchaser, to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such tenants. Any payment by a tenant in an amount less than the full amount of Fixed Rents and Overage Rent then due and payable by such tenant shall be applied first to Fixed Rents (in the order of priority as to time periods as is set forth in Section 4.1(a) above) to the extent of all such Fixed Rents then due and payable by such tenant, and thereafter to Overage Rents (in the order of priority as to time periods as is set forth in Section 4.2 below).

            Section 4.2.  Overage Rents.

                  (a) With respect to any Lease that provides for (i) the payment of additional rent based upon a percentage of the tenant's business during a specified annual or other period (sometimes referred to as "percentage rent"), (ii) so called common area maintenance or "cam" charges or (iii) so-called "escalation rent" or additional rent based upon increases in real estate taxes or operating expenses or labor costs or cost of living or porter's wages or otherwise (such percentage rent, cam charges, escalation rent and additional rent being collectively called "Overage Rent"), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis.

                  (b) As to any Overage Rent in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing, Purchaser agrees that it will pay the entire amount over to Seller upon receipt thereof, less any costs of collection (including reasonable counsel fees) reasonably allocable thereto. Purchaser agrees that it shall (i) promptly render bills for any Overage Rent in respect of an accounting period that shall have expired prior to the Closing but which shall be paid after the Closing,
(ii) bill tenants such Overage Rent attributable to an accounting period that shall have expired prior to the Closing on a monthly basis for a period of six consecutive months thereafter and (iii) use commercially reasonable efforts to collect Overage Rent; provided, however, that Purchaser shall have no obligation to commence any actions or proceedings to collect any such Overage Rents. Notwithstanding the foregoing, if Purchaser shall be unable to collect such Overage Rent, Seller shall have the right, upon prior written notice to Purchaser, to pursue tenants to collect such delinquencies (including, without limitation, the prosecution of one or more lawsuits), but Seller shall not be entitled to evict (by summary proceedings or otherwise) any such tenants. Seller shall furnish to Purchaser all information relating to the period prior to the Closing that is reasonably necessary for the billing of such Overage Rent; and Purchaser will deliver to Seller, concurrently with the delivery to tenants, copies of all statements relating to Overage Rent for a period prior to the Closing. Purchaser shall bill tenants for Overage Rents for accounting periods prior to the Closing in accordance with and on the basis of such information furnished by Seller.

                  (c) Overage Rent in respect of the accounting period in which the Closing occurs shall be apportioned between Seller and Purchaser as of 11:59 P.M. of the day preceding the Closing Date, with Seller receiving the proportion of such Overage Rent (less a like portion of any costs and expenses (including reasonable counsel fees) incurred in the collection of such Overage Rent) that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period, and Purchaser receiving the proportion of such Overage Rent (less a like portion of any costs and expenses (including reasonable counsel fees) incurred in the collection of such Overage Rent) that the portion of such accounting period from and after the Closing Date bears to the entire such accounting period. If, prior to the Closing, Seller shall receive any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sum shall be apportioned at the Closing. If, after the Closing, Purchaser shall receive any installments of Overage Rent attributable to Overage Rent for periods prior to the Closing, such sum (less any costs and expenses (including reasonable counsel fees) incurred by Purchaser in the collection of such Overage Rent) shall be paid by Purchaser to Seller promptly after Purchaser receives payment thereof.

                  (d) Any payment by a tenant on account of Overage Rent (to the extent not applied against Fixed Rents due and payable by such tenant in accordance with Section 4.1(b) above) shall be applied to Overage Rents then due and payable in the following order of priority, (i) first, in payment of Overage Rent for the accounting period in which the Closing Date occurs and (ii) second, in payment of Overage Rent for the accounting period preceding the accounting period in which the Closing Date occurs, in the chronological order in which such payments are due for such accounting period pursuant to the applicable lease.

                  (e) To the extent that any portion of Overage Rent is required to be paid monthly by tenants on account of estimated amounts for any calendar year (or, if applicable, any lease year or tax year or any other applicable accounting period), and at the end of such calendar year (or lease year, tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses, taxes and other relevant factors for that calendar (lease or tax) year or other applicable accounting period, with the appropriate adjustments being made with such tenants, then such portion of the Overage Rent shall be prorated between Seller and Purchaser at the Closing based on such estimated payments actually paid by tenants (i.e., with Seller entitled to retain all monthly or other periodic installments of such amounts paid by tenants with respect to periods prior to the calendar month or other applicable installment period in which the Closing occurs, Seller to pay to Purchaser at the Closing all monthly or other periodic installments of such amounts theretofore received by Seller with respect to periods following the calendar month or other applicable installment period in which the Closing occurs and Seller and Purchaser to apportion as of the Closing Date all monthly or other periodic installments of such amounts paid by tenants with respect to the calendar month or other applicable installment period in which the Closing occurs). At the time(s) of final calculation and collection from (or refund to) each tenant of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts paid by such tenant have been prorated, there shall be a re-proration between Seller and Purchaser. If, with respect to any tenant, the recalculated Overage Rent exceeds the estimated amount paid by such tenant, upon collection from the tenant, (i) the entire excess shall be paid by Purchaser to Seller, if the accounting period for which such recalculation was made expired prior to the Closing and (ii) such excess shall be apportioned between Seller and Purchaser as of the Closing Date (on the basis described in the first sentence of Section 4.2(c) above), if the Closing occurred during the accounting period for which such recalculation was made, with Purchaser paying to Seller the portion of such excess which Seller is so entitled to receive. If, with respect to any tenant, the recalculated Overage Rent is less than the estimated amount paid by such tenant, (1) the entire shortfall shall be paid by Seller to Purchaser (or, at Seller's option, directly to the tenant in question), if the accounting period for which such recalculation was made expired prior to the Closing and (2) such shortfall shall be apportioned between Seller and Purchaser as of the Closing Date (on the basis described in the first sentence of Section 4.2(c) above), if the Closing occurred during the accounting period for which such recalculation was made, with Seller paying to Purchaser (or, at Seller's option, directly to the tenant in question) the portion of such shortfall so allocable to Seller.

                  (f) Until such time as all amounts required to be paid to Seller by Purchaser pursuant to Section 4.1 and this Section 4.2 shall have been paid in full, Purchaser shall furnish to Seller not less frequently than monthly a reasonably detailed accounting of such amounts payable by Purchaser, which accounting shall be delivered to Seller on or prior to the 15th day following the last day of each calendar month from and after the calendar month in which the Closing occurs. Seller shall have the right from time to time following the Closing, on prior notice to Purchaser, during ordinary business hours on Business Days, to review Purchaser's rental records with respect to each Property to ascertain the accuracy of such accountings.

            Section 4.3. Taxes and Assessments. Real estate taxes shall be adjusted and prorated on the basis of the fiscal year for which assessed. If, with respect to any Premises, the Closing shall occur before the tax rate or assessed valuation is fixed for such Premises, the apportionment of real estate taxes for such Premises shall be upon the basis of the tax rate for the preceding year applied to the most recently applicable assessed valuation of such Premises, subject to further and final adjustment when the tax rate and/or assessed valuation for such Premises is fixed for the year in which the Closing occurs. In the event that any Premises or any part thereof shall be or shall have been affected by an assessment or assessments, whether or not the same become payable in annual installments, Seller shall, at the Closing, be responsible for any installments due prior to the Closing and Purchaser shall be responsible for any installments due on or after the Closing.

            Section 4.4. Water and Sewer Charges. Water rates, water meter charges, sewer rents and vault charges, if any (other than any such charges, rates or rents which are payable by tenants of each Premises pursuant to such tenants' leases), shall be adjusted and prorated on the basis of the fiscal period for which assessed. If there be a water meter, or meters, on any Premises, Seller agrees that it shall at the Closing furnish a reading of same to a date not more than 30 days prior to the Closing and the unfixed meter charges and the unfixed sewer rent thereon for the time intervening from the date of the last reading shall be apportioned on the basis of such last reading, and shall be appropriately readjusted after the Closing on the basis of the next subsequent bills. Unmetered water charges shall be apportioned on the basis of the charges therefor for the same period of the preceding calendar year, but applying the current rate thereto. As to any unpaid water charges or sewer rents payable directly by tenants, Purchaser shall close title and accept the delivery of the deed for the applicable Premises subject to such unpaid charges and rents and any lien resulting therefrom, without credit against the Purchase Price or any claim or right of action against Seller.

            Section 4.5. Utility Charges. Gas, steam, electricity and other public utility charges (other than any such charges which are payable by tenants of each Premises pursuant to such tenants' leases) will be paid by Seller to the utility company to the Closing Date. Seller shall arrange for a final reading of all utility meters (covering gas, water, steam and electricity) as of the Closing, except meters the charges of which are payable by tenants of each Premises pursuant to such tenants' leases. Seller and Purchaser shall jointly execute a letter to each of such utility companies advising such utility companies of the termination of Seller's responsibility for such charges for utilities furnished to the applicable Premises as of the date of the Closing and commencement of Purchaser's responsibilities therefor from and after such date. If a bill is obtained from any such utility company as of the Closing, Seller shall pay such bill on or before the Closing. If such bill shall not have been obtained on or before the Closing, Seller shall, upon receipt of such bill, pay all such utility charges as evidenced by such bill or bills pertaining to the period prior to the Closing, and Purchaser shall pay all such utility charges pertaining to the period thereafter. Any bill which shall be rendered which shall cover a period both before and after the date of Closing shall be apportioned between Purchaser and Seller as of the Closing.

            Section 4.6. Service Contracts. Charges and payments under all Service Contracts.

            Section 4.7. Permits. License and permit fees on Permits.

            Section 4.8. Miscellaneous Revenues. Revenues, if any, arising out of telephone booths, vending machines, or other income-producing agreements.

            Section 4.9. Supplies. Maintenance supplies in unopened containers based on Seller's actual cost therefor, including sales and/or use tax.

            Section 4.10. Other. Any other item which, under the terms of this Agreement, is to be apportioned at Closing.

            If any such items are not determinable at the Closing, the adjustment shall be made subsequent to the Closing when the charge is determined. Any errors or omissions in computing adjustments at the Closing shall be promptly corrected, provided that the party seeking to correct such error or omission shall have notified the other party of such error or omission on or prior to the date that is one (1) year following the Closing Date. The provisions of this Article 4 shall survive the Closing.

                                   ARTICLE V

                        TITLE AND PERMITTED EXCEPTIONS
                        ------------------------------

            Section 5.1. Permitted Exceptions. Each Property shall be sold and is to be conveyed, and Purchaser agrees to purchase such Property, subject to
(a) those matters set forth on Exhibit E annexed hereto with respect to such Property, (b) such Title Exceptions affecting such Property as any reputable title insurance company authorized to do business in the State in which the applicable Property is located shall be willing to (i) omit as exceptions to coverage or (ii) except with insurance against collection out of or enforcement against such Property with respect to Purchaser's insurance policy, and omit as exceptions to coverage with respect to any lender's mortgage insurance policy,
(c) the standard exceptions and provisions contained in the form of insuring agreement employed by the Title Insurer and (d) the exceptions and matters specifically set forth in this Agreement (the liens, claims, encumbrances, exceptions and matters set forth in subclauses (a) through (d) above with respect to any Property being collectively referred to as the "Permitted Exceptions").

            Section 5.2. Title Report. Purchaser has received and/or reviewed a copy of a recent title report with respect to each Property. Purchaser shall (a) instruct the Title Insurer, in writing, to furnish copies of all title continuations to Seller's counsel at the address set forth in

Article 19 hereof and (b) within two (2) Business Days after issuance of any such continuation, give notice to Seller specifying all Title Exceptions set forth in such continuation which Purchaser claims are not Permitted Exceptions.

            Section 5.3. Use of Purchase Price to Discharge Title Exceptions. With respect to any Property, if, at the Closing, there are any Title Exceptions applicable to such Property which are not Permitted Exceptions for such Property and which Seller is obligated by this Agreement or elects to pay and discharge, Seller may use any portion of the Cash Balance of the Purchase Price to satisfy the same, provided that Seller shall have delivered to Purchaser at the Closing instruments in recordable form sufficient to satisfy such Title Exceptions of record, together with the cost of any applicable recording or filing fees. Purchaser, if request is made within a reasonable time prior to the Closing, agrees to provide at the Closing separate certified or cashier's checks as requested, aggregating up to the amount of the Cash Balance of the Purchase Price, to facilitate the satisfaction of any such Title Exceptions. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements. Any unpaid liens for taxes, water charges and assessments applicable to the period prior to the Closing Date shall not be objections to title, but the amount thereof plus any interest and penalties thereon shall be deducted from the Cash Balance of the Purchase Price, subject to the provisions for apportionment of taxes, water charges and assessments contained in Article 4 of this Agreement.

            Section 5.4. Inability to Convey. Except as expressly set forth in Sections 5.6 and 5.7, nothing contained in this Agreement shall be deemed to require Seller to take or bring any action or proceeding or any other steps to remove any Title Exception or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller, at law or in equity, for Seller's inability to convey title subject only to the Permitted Exceptions, except that, at the Closing, Seller shall cause those Title Exceptions set forth in Exhibit E-1 attached hereto (collectively, the "Nonpermitted Exceptions") to be omitted from Purchaser's title insurance policy.

            Section 5.5. Rights in Respect of Inability to Convey. In the event that Seller shall be unable to convey title to each Property, subject only to the Permitted Exceptions applicable to such Property, and Purchaser shall not, prior to the Scheduled Closing Date (as it may have been adjourned in accordance with this Agreement), give notice to Seller that Purchaser is willing to waive objection to each Title Exception which is not a Permitted Exception for the applicable Property and close this transaction without abatement of the Purchase Price, credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise, Seller shall have the right, at Seller's sole election, to either (1) take such action as Seller shall deem advisable to discharge each such Title Exception which is not a Permitted Exception or (2) terminate this Agreement. In the event Seller shall elect to take action to discharge each such Title Exception which is not a Permitted Exception, Seller shall be entitled to one or more adjournments of the Scheduled Closing Date for a period not to exceed ninety (90) days in the aggregate (inclusive of any adjournments made by Seller pursuant to Sections 5.6 and 5.7 hereof), and the Closing shall be adjourned to a date specified by Seller not beyond such ninety
(90) day period. If, for any reason whatsoever, Seller shall not have succeeded in discharging each such Title Exception at the expiration of such adjournment(s) and if Purchaser shall not, prior to the expiration of the last of such adjournments, give notice to Seller that Purchaser is willing to waive objection to each such Title Exception and to close this transaction without abatement of the Purchase Price, credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise, this Agreement shall be deemed to be terminated as of the last date to which the Scheduled Closing Date was adjourned by Seller pursuant to this Article 5. Upon any termination of this Agreement pursuant to this Section 5.5, then (I) the Deposit shall be refunded to Purchaser and (II) neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. No action taken by Seller to discharge, or attempt to discharge, any purported Title Exception shall be an admission that any such purported Title Exception is not a Permitted Exception. The provisions of this Section 5.5 shall be subject to Seller's and Purchaser's rights and obligations with respect to Nonpermitted Exceptions, Voluntary Title Exceptions and Liquidated Sum Title Exceptions set forth in Sections 5.4, 5.6 and 5.7, respectively.

            Section 5.6. Voluntary Title Exceptions. If, from time to time prior to the Closing, Purchaser shall become aware of any Voluntary Title Exceptions, then Purchaser shall promptly notify Seller thereof, which notice shall describe in reasonable detail the Voluntary Title Exceptions(s) and the Property at issue. Seller shall discharge all Voluntary Title Exceptions on or prior to Closing. Seller shall be entitled to one or more adjournments of the Scheduled Closing Date not to exceed ninety (90) days in the aggregate (inclusive of any adjournments made by Seller pursuant to Sections 5.5 and 5.7 hereof) to discharge Voluntary Title Exceptions. If Seller shall not discharge all Voluntary Title Exceptions on or prior to Closing, then Purchaser, as and for its sole and exclusive remedy, shall have the rights set forth in Section 18.2(a) hereof.

            Section 5.7. Liquidated Sum Title Exceptions. On or prior to Closing, Seller shall discharge all Liquidated Sum Title Exceptions with respect to each Property; provided, however, that Seller's obligations under this
Section 5.7 shall be subject to and limited by the following provisions:

                  (a) Notwithstanding the foregoing provisions of this Section 5.7, Seller shall have no obligation to expend more than the Liquidated Sum Amount in the aggregate in order to cause all Liquidated Sum Title Exceptions with respect to all Properties to be discharged. Seller shall be entitled to one or more adjournments of the Scheduled Closing Date not to exceed ninety (90) days in the aggregate (inclusive of any adjournments made by Seller pursuant to Sections 5.5 and 5.6 above) to discharge Liquidated Sum Title Exceptions.

                  (b) If, from time to time and at any time at or prior to the Closing, Seller shall determine that the sum of (i) the cost to discharge all then undischarged Liquidated Sum Title Exceptions, plus (ii) all amounts expended by Seller on or prior to such date (but after the date of this Agreement) to discharge any Liquidated Sum Title Exceptions shall exceed the Liquidated Sum Amount, then Seller may (but shall not be obligated to) notify Purchaser thereof (the "Seller Liquidated Sum Title Exception Notice"), which notice shall describe in reasonable detail (x) the Liquidated Sum Title Exceptions that are then in existence and have not been discharged and (y) the amounts expended by Seller on or prior to such date (but after the date of this Agreement) to discharge any Liquidated Sum Title Exceptions, together with documentation reasonably evidencing the same. If Seller shall give a Seller Liquidated Sum Title Exception

Notice to Purchaser, then Purchaser shall have the right, as and for its sole and exclusive remedy, to elect one of the following two alternatives:

            (i) Purchaser may elect to close otherwise in accordance with this Agreement, notwithstanding the existence of such Liquidated Sum Title Exceptions. If Purchaser so elects, then, subject to Purchaser's rights with respect to any Voluntary Title Exceptions as set forth in Section 5.6 above, (1) Purchaser shall be deemed to have waived all of the Title Exceptions (including, without limitation, the Liquidated Sum Title Exceptions) applicable to each Property that were not discharged on or prior to the Closing and the same shall not be grounds for an objection to title, (2) Purchaser shall not have any right of action against Seller for or in connection with such undischarged Title Exceptions, at law or in equity and (3) Purchaser shall receive a credit against the Purchase Price in an amount equal to the lesser of (x) the aggregate amount needed to discharge such undischarged Liquidated Sum Title Exceptions and (y) the excess of the Liquidated Sum Amount over the amounts expended by Seller on or prior to the Closing Date (but after the date of this Agreement) to discharge any Liquidated Sum Title Exceptions; or

            (ii) Purchaser, by written notice given to Seller on or prior to the Scheduled Closing Date (as so adjourned), may elect to terminate this Agreement. If Purchaser shall fail to notify Seller of such election on or prior to the Scheduled Closing Date (as so adjourned), then Purchaser shall irrevocably be deemed to have elected to proceed to Closing as provided in clause (i) of this Section 5.7(b). If this Agreement is terminated pursuant to this clause (ii), then (I) the Deposit shall be refunded to Purchaser and (II) neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement.

            Section 5.8. Purchaser's Right to Accept Title. Notwithstanding the foregoing provisions of this Article 5, Purchaser may, by notice given to Seller at any time prior to the Scheduled Closing Date (as it may have been adjourned by Seller pursuant to this Article 5), elect to accept such title as Seller can convey, notwithstanding the existence of any Title Exceptions which are not Permitted Exceptions. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing but, except to the extent set forth in Sections 5.6 and 5.7, Purchaser shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against Seller for damages or otherwise by reason of the existence of any Title Exceptions which are not Permitted Exceptions.

            Section 5.9. Cooperation. Purchaser and Seller shall cooperate with the Title Insurer in connection with obtaining title insurance insuring title to each Property subject only to the Permitted Exceptions for such Property. In furtherance and not in limitation of the foregoing, at or prior to the Closing, Purchaser and Seller shall deliver to the Title Insurer such affidavits, certificates and other instruments as are reasonably requested by the Title Insurer and customarily furnished in connection with the issuance of owner's policies of title insurance, including, without limitation, (i) evidence sufficient to establish (x) the legal existence of Purchaser and Seller and (y) the authority of the respective signatories of Seller and Purchaser to bind Seller and Purchaser, as the case may be, and (ii) a certificate of good standing of Seller.

                                  ARTICLE VI

                             CONDITION OF PROPERTY
                             ---------------------

            Section 6.1. Condition of Property. Purchaser is a sophisticated investor and its valuation of, bid and decision to purchase each Property is based upon its own independent expert evaluations of such facts and materials deemed relevant by Purchaser and its agents. Purchaser acknowledges receipt of the Asset File. Other than the representations and warranties of Seller and specifically set forth herein, Purchaser has not relied in entering into this Agreement upon any oral or written information from Seller, in any capacity, or any of its employees, affiliates, agents, consultants, advisors or representatives, including, without limitation, any appraisals, projections or evaluations of credit quality prepared by Seller or any of its employees, affiliates, agents, consultants, advisors or representatives, whether or not contained in the Asset File. Purchaser further acknowledges that no employee, agent, consultant, advisor or representative of Seller has been authorized to make, and that Purchaser has not relied upon, any statements or representations other than those specifically contained in this Agreement. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that, except as expressly set forth in Section 10.2 hereof, Purchaser is purchasing each Property "as is" and "where is" on the Closing Date, and, except as expressly set forth in Section 10.2 hereof, Seller is making no representation or warranty, express or implied, and Purchaser has not relied on any representation or warranty, express or implied, regarding any Property, including, without limitation, any representation or warranty with respect to (a) the business or financial condition of any tenant of any Property, (b) the physical condition of any Improvement or Personal Property comprising all or a part of any Property, or its fitness, merchantability or suitability for any use or purpose, (c) the leases, rents, income or expenses of any Property, (d) the compliance or non-compliance with any laws, codes, ordinances, rules or regulations of any Governmental Authority and any violations thereof or (e) the current or future use of any Property, including, but not limited to, any Property's use for commercial, retail, industrial or other purposes. Seller is not liable or bound in any manner by any verbal or written statements, representations, real estate brokers' "set-ups", offering memorandum or information pertaining to any Property furnished by any real estate broker, advisor, consultant, agent, employee, representative or other Person.

                                  ARTICLE VII

                                    CLOSING
                                    -------

            Section 7.1. Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, at 10:00 a.m., on August 15, 1996 (such date, as it may be adjourned pursuant to one or more of the provisions of this Agreement, being herein called the "Scheduled Closing Date"). Seller, in addition to any other right of Seller to adjourn the Scheduled Closing Date set forth in this Agreement, shall have the right from time to time, by written notice given to Purchaser on or before any Scheduled Closing Date, to adjourn the Closing to a Business Day occurring on or before (i) the ninetieth (90th) day after the date of this Agreement, if, in Seller's sole and absolute discretion, Seller will be unable to (a) comply with any covenant of Seller in this Agreement or (b) satisfy every condition precedent to Purchaser's obligation to close set forth in this Agreement, as of such Scheduled Closing Date (i.e., the Scheduled Closing Date existing prior to such adjournment) or
(ii) September 6, 1996, for any reason. Purchaser shall have the right, by written notice given to Seller on or before any Scheduled Closing Date, to adjourn the Closing to a Business Day occurring on or before August 30, 1996. Subject to Seller's right to adjourn the Closing as set forth in the second preceding sentence, TIME SHALL BE OF THE ESSENCE with respect to Purchaser's and Seller's obligation to close by any Scheduled Closing Date which is on or after September 6, 1996. (The actual date on which the Closing occurs is referred to herein as the "Closing Date"). In no event may Seller or Purchaser accelerate the Closing to a date on or before August 15, 1996.

                                 ARTICLE VIII

                              CLOSING DELIVERIES
                              ------------------

            Section 8.1. Documents and Payments to be Delivered at the Closing. At the Closing:

                  (a) Purchaser shall deliver to Seller the Cash Balance of the Purchase Price and any other amounts payable by Purchaser to Seller, at the Closing, pursuant to this Agreement;

                  (b) Seller shall execute, acknowledge and deliver to Purchaser a deed for each Property in the form of Exhibit F attached hereto, in proper form for recording;

                  (c) Seller shall execute, acknowledge and deliver to Purchaser a general bill of sale for each Property, in the form of Exhibit G attached hereto, conveying to Purchaser all of Seller's right, title and interest in and to the Personal Property applicable to such Property;

                  (d) Seller and Purchaser shall each execute, acknowledge and deliver an assignment and assumption for each Property, in the form of Exhibit H attached hereto, which provides for the assignment by Seller to Purchaser, in accordance with this Agreement, of all of Seller's right, title and interest as landlord in and to the Leases for such Property and the assumption by Purchaser of all of Seller's obligations as landlord under such Leases arising from and after the Closing Date;

                  (e) Seller and Purchaser shall each execute, acknowledge and deliver an assignment and assumption for each Property, in the form of Exhibit I attached hereto, which provides for the assignment by Seller to Purchaser, in accordance with this Agreement, of all of Seller's right, title and interest in and to the Service Contracts, Rent Differential Escrow Agreement, Permits, Warranties, trade names and general intangibles for such Property and the assumption by Purchaser of all of Seller's obligations under such Service Contracts, Rent Differential Escrow Agreement, and Permits arising from and after the Closing Date;

                  (f) Seller shall deliver to Purchaser the security deposits held by Seller under the Leases (together with accrued interest thereon, if any, less Seller's proportionate share of administrative fees, if any, to the extent such administrative fees are allowed by the applicable lease or by law) by, at Seller's option, (i) payment of the amount thereof to Purchaser, (ii) a credit to Purchaser against the Cash Balance of the Purchase Price and/or (iii) assignment to Purchaser of the bank accounts (or other security) in which same are held, which assignment shall be in form reasonably acceptable to the depositary bank. Any such tenants' securities in form other than cash shall be transferred to Purchaser by way of appropriate instruments of transfer or assignment;

                  (g) Seller shall deliver to Purchaser executed original counterparts or copies of all Leases and Service Contracts in Seller's possession;

                  (h) Seller shall execute and deliver to Purchaser a certification of non-foreign status, in form required by the Internal Revenue Code Section 1445 and the regulations issued thereunder. Seller understands that such certification will be retained by Purchaser and will be made available to the Internal Revenue Service on request;

                  (i) Purchaser and Seller shall jointly execute notice letters, in the form of Exhibit J attached hereto, to the tenants under the Leases, which notice letters shall (A) advise such tenants and other entities of the sale, (B) to the extent applicable, advise such tenants and other entities that their security deposit (or other form of security), if any, and any interest thereon, has been turned over to Purchaser and (C) set forth Purchaser's name and address and the manner in which future payments of rental are to be made. Such notice letters shall be retained by Seller and delivered by Seller to each tenant and other such entity promptly following Closing;

                  (j) If a return is required to be filed for the transaction herein described under Section 6045(e) of the Internal Revenue Code of 1986, Seller's attorney shall be the "Reporting Person" or have the Title Insurer designated as the "Reporting Person";

                  (k) Seller shall execute and/or deliver such other instruments or documents which by the terms of this Agreement are to be delivered by Seller at Closing, and Purchaser shall execute and/or deliver such other instruments or documents which by the terms of this Agreement are to be delivered by Purchaser at Closing;

                  (l) Purchaser shall deliver to Seller (i) a copy of the partnership agreement of Purchaser, certified as true and correct by an officer of the general partner of Purchaser, (ii) an instrument, executed by each of the general partners of Purchaser, in which each such general partner consents to the transactions contemplated hereby, (iii) a copy of the certificate of incorporation of the corporate general partner of Purchaser and (iv) a certified copy of such corporate documents of the corporate general partner of Purchaser as are reasonably necessary to demonstrate that the transactions contemplated hereby have been authorized by all necessary corporate action of the corporate general partner of Purchaser;

                  (m) To the extent that any of the Personal Property includes motor vehicles which are registered, Seller shall execute and deliver to Purchaser the certificates of title for such vehicles, together with an assignment, without recourse, representation or warranty, express or implied (except as set forth in Section 10.2(k) of this Agreement), of such certificates of title;

                  (n) Seller and Purchaser shall each execute and deliver a closing statement setting forth the adjustments made in accordance with Article IV of this Agreement, which statement shall set forth in reasonable detail the basis for such adjustments;

                  (o) With respect to each Property, Purchaser and Seller shall jointly execute and deliver such real estate transfer tax returns or declarations as may be required by any governmental authority having jurisdiction in connection with the sale of such Property pursuant to this Agreement; and

                  (p) Seller shall deliver to Purchaser a letter, duly executed by Seller, terminating the property management agreement with Seller's property manager at each Property effective as of the Closing Date.

                                  ARTICLE IX

                             CONDITIONS TO CLOSING
                             ---------------------

            Section 9.1. Conditions to Purchaser's Obligation to Close. Purchaser's obligation to purchase each Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by
Purchaser:

                  (a) This Agreement shall be in full force and effect and there shall not then exist any event which would allow Purchaser to terminate this Agreement pursuant to the express terms hereof;

                  (b) Seller shall have complied, in all material respects, with its obligations under this Agreement;

                  (c) With respect to each Property, Seller shall have delivered to Purchaser, Tenant Estoppel Certificates, dated as of a date not more than sixty (60) days prior to the Scheduled Closing Date (as the Scheduled Closing Date may be adjourned by Seller (but not by Purchaser) from time to time in accordance with this Agreement), from (i) the specific tenants of such Property under the leases set forth on Exhibit N annexed hereto (the "Specified Estoppel Leases") and (ii) the holders of the tenant's interest under Leases for such Property which demise an aggregate number of rentable square feet equal to at least eighty (80%) percent of the aggregate number of rentable square feet of that portion of the Improvements applicable to such Property which is demised as of the date of this Agreement (it being understood that a Tenant Estoppel Certificate from the tenant under any Specified Estoppel Lease shall count toward such percentage requirement); provided, however, if, with respect to any Property, Seller obtains Tenant Estoppel Certificates from the holders of the tenant's interest under Leases for such

Property which demise an aggregate number of rentable square feet equal to at least sixty-five (65%) percent, but less than eighty (80%) percent, of the aggregate number of rentable square feet of that portion of the Improvements applicable to such Property which is demised as of the date of this Agreement, Seller shall execute and deliver to Purchaser at Closing a certificate from Seller as to the matters which would be set forth in the Tenant Estoppel Certificate for the tenant(s) under any Lease(s) selected by Seller which did not execute and deliver a Tenant Estoppel Certificate to the extent, and only to the extent, necessary to increase to eighty (80%) the rentable square footage of the Leases with respect to which a Tenant Estoppel Certificate is obtained from the tenant and a certificate as described in this sentence is delivered by Seller, it being understood that the rentable square footage demised pursuant to the lease for any tenant with respect to which such a certificate is delivered by Seller shall be counted toward satisfaction of the percentage requirement set forth in this subclause (c), but in no event may Seller deliver any such certificate executed by Seller in lieu of a Tenant Estoppel Certificate by a tenant under a Specified Estoppel Lease. Any such certificate given by Seller shall state that the certifications made by Seller therein shall survive the Closing for a period of twelve (12) months or until such earlier date on which the applicable tenant shall deliver a Tenant Estoppel Certificate to Purchaser;

                  (d) With respect to the Lincolnshire Asset, Seller shall have delivered to Purchaser (i) an estoppel certificate from the Tri-State International Office Center Association, in the form required by Section 12.7 of the Declaration of Covenants, Conditions, Restrictions and Certain Reciprocal Rights and Easements dated March 30, 1987 relating to Phase I of the Tri-State International Office Center, and (ii) an estoppel certificate from the Tri-State International Phase II Association, in the form required by Section 12.6 of the Declaration of Covenants, Conditions, Restrictions and Easements dated August 11, 1987 relating to Phase II of the Tri-State International Office Center;

                  (e) The replacement of a portion of the sidewalk adjacent to the 14th Street elevation of the Improvements applicable to the Washington, D.C. Asset shall be substantially completed; and

                  (f) The above-ground storage tank located in the basement of the Improvements applicable to the Washington, D.C. Asset shall be removed in accordance with all applicable laws, and any Hazardous Substances present and caused by the existence of such storage tank which are discovered upon its removal shall be removed, encapsulated or abated to the extent required by applicable laws. Purchaser shall be afforded reasonable advance notice of the removal of such storage tank, and the opportunity to observe such removal.

            Section 9.2. Conditions to Seller's Obligation to Close. Seller's obligation to sell each Property is subject to the satisfaction of the following conditions precedent, any or all of which may be waived by Seller:

                  (a) This Agreement shall be in full force and effect and there shall not then exist any event which would allow Seller to terminate this Agreement pursuant to the express terms hereof; and

                  (b) Purchaser shall have complied, in all material respects, with its obligations under this Agreement.

            Section 9.3. Multiple Properties. If this Agreement shall provide for the purchase and sale of more than one Property, then the conditions applicable to Seller's and Purchaser's obligations hereunder shall be construed such that Seller only shall have the right and obligation to sell, and Purchaser shall only have the right and obligation to purchase, all of the Properties (i.e., if there is a failure of a condition with respect to one Property, Seller shall not have the obligation to sell, and Purchaser shall not have the obligation to purchase, the other Properties).

            Section 9.4. Failure to Satisfy Conditions to Close. Notwithstanding any provision of this Agreement to the contrary, in no event shall there be any express or implied covenant, agreement or obligation of (a) Seller to cause any condition precedent set forth in Section 9.1 above to be satisfied or (b) Purchaser to cause any condition precedent set forth in Section 9.2 above to be satisfied, unless the failure to satisfy such condition precedent results from such party's failure to comply with a covenant, agreement or obligation of such party set forth in another Article of this Agreement.

                                   ARTICLE X

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

            Section 10.1. Representations and Warranties by Seller as to Seller. Seller represents and warrants to Purchaser that, as of the date hereof:

                  (a) Authority; Binding on Seller; Enforceability. Seller is duly organized, validly existing and in good standing in its jurisdiction of incorporation. Seller has corporate powers adequate for the making and performing of this Agreement, has taken all corporate action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be and has caused this Agreement to be executed by a duly authorized officer or officers of Seller.

                  (b) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Seller does not conflict with any provision of any law or regulation to which Seller is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or by which Seller is bound or any order or decree applicable to Seller or result in the creation or imposition of any lien on any of its assets or property, which would materially and adversely affect the ability of Seller to perform its obligations under this Agreement; and Seller has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Seller of this Agreement.

                  (c) Legal Action Against Seller. There is no action, suit or proceeding pending against Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

                  (d) Bankruptcy of Seller. Seller has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Seller. Seller is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Seller insolvent.

            Section 10.2. Representations and Warranties by Seller as to the Property. Except as disclosed or set forth in the Asset File (whether or not also disclosed or set forth in an exhibit to this Agreement), Seller represents and warrants to Purchaser that, as of the date hereof:

                  (a) Owner. Seller is the owner of record title to each Premises, and has the right to sell such Premises pursuant to the terms of this Agreement, subject to the terms and provisions of Addendum A annexed hereto, if any.

                  (b) Leases.

                          (i) With respect to each Premises, there are no
leases, licenses, subleases or other occupancy agreements which are in effect as of the Bid Date with respect to such Premises and under which Seller is the holder of the landlord's interest, other than the Existing Leases applicable to such Premises. Except as set forth in Exhibit B, copies of the Existing Leases contained in the Asset File are true, correct and complete in all material respects. The information provided in the rent roll attached hereto as Exhibit B, including the fixed rents payable under the Existing Leases, lease expiration dates and security deposits, is true, correct and complete in all material respects; provided, however, since Purchaser has reviewed each of the Existing Leases, in the event that there is any discrepancy between the information contained in Exhibit B and the terms and provisions of any of the Existing Leases, the terms and provisions of the Existing Leases shall be effective as against Seller and Purchaser, and Seller shall not be deemed to have breached the representation contained in this subclause (b)(i) by reason of such discrepancy.

                          (ii) Except as otherwise noted on Exhibit B, (1) each
of the Existing Leases is in full force and effect, (2) no written notice of a material default on the part of the tenant under any of the Existing Leases has been sent by Seller, other than a default notice setting forth a material default which, as of the date hereof, has been cured, (3) no written notice of a material default on the part of the landlord under any of the Existing Leases has been received by Seller, other than a default notice setting forth a material default which, as of the date hereof, has been cured, (4) no Fixed Rent or recurring monthly Overage Rent payable under any Existing Lease is more than thirty (30) days in arrears of the date that the same is required to be paid under the terms of such Existing Lease and (5) subject to the provisions of
Section 11.6, all decorating, alterations and other work required to be performed by Seller pursuant to each

Existing Lease prior to the Closing Date in order to prepare the premises demised thereunder for initial occupancy, or any cost thereof to be reimbursed to any such tenants as an incident of such initial occupancy, has been performed or reimbursed, or will be performed or reimbursed, prior to the Closing Date, except that, with respect to the Postal Commission Lease, in consideration of the credit to the Cash Balance being given to Purchaser pursuant to Section 3.1(c), Seller shall not be required to perform or pay for the alterations and other work to which the Allowance is to be applied.

                  (c) Brokerage. Subject to the provisions of Section 11.6 and except as otherwise noted on Exhibit C, all brokerage commissions payable in connection with the Existing Leases have been or will be paid in full prior to the Closing, other than any brokerage commissions which may be payable as a result of or in connection with (i) any renewal terms which shall not yet have commenced on the Bid Date and extension options or expansion options the term for which have not yet commenced on the Bid Date, (ii) any space which is leased pursuant to rights of first refusal or first offer or similar rights contained in Existing Leases and the term for which has not yet commenced on the Bid Date, and (iii) the failure to timely exercise or the expiration of any right to terminate or cancel any Existing Lease (any such event as described in the preceding subclauses (i), (ii) and (iii) being a "Contingent Commission Event"). A true and complete schedule of the brokerage agreements entered into by Seller and requiring the payment of any brokerage commissions upon a Contingent Commission Event is contained in Exhibit C; provided, however, subject to the provisions of Section 18.4, Seller shall not be deemed to have breached the representation and warranty contained in this sentence unless a brokerage agreement entered into by Seller and not listed on Exhibit C is binding upon Purchaser and requires the payment by Purchaser of a brokerage commission upon a Contingent Commission Event which is in excess of the standard commission payable upon the occurrence of such Contingent Commission Event for properties similar to and located in the same area as the Property in question.

                (d) Service Contracts.

                          (i) With respect to each Premises, Seller (after
inquiry of Seller's property manager of such Premises), has no actual knowledge of any service contracts, management agreements, maintenance contracts, brokerage agreements, union contracts, management contracts, concession agreements, agency agreements or any other written contracts or agreements by which Seller is bound and which affect such Premises on the Bid Date, except for
(1) the Existing Service Contracts applicable to such Premises, (2) the Existing Leases applicable to such Premises and (3) written contracts or agreements which are cancelable upon not more than 60 days notice. Except as set forth in Exhibit D, copies of the Existing Service Contracts contained in the Asset File are true, correct and complete in all material respects. The information with respect to the Existing Service Contracts set forth on Exhibit D is true, complete and correct in all material respects; provided, however, since Purchaser has reviewed and is familiar with each of the Existing Service Contracts, in the event that there is any discrepancy between the information contained in Exhibit D and the terms and provisions of any of the Existing Service Contracts, the terms and provisions of the Existing Service Contracts shall be effective as against Seller and Purchaser, and Seller shall not be deemed to have breached the representation contained in this subclause (d)(i) by reason of such discrepancy. Nothing contained in this Agreement shall be deemed to be a representation, warranty or assurance that the Existing Service Contracts, or any of them, will be in effect at the Closing, the termination of any Existing Service Contract prior to the Closing shall not affect Purchaser's obligations hereunder, which shall remain in full force and effect notwithstanding such termination and Seller expressly reserves the right to terminate any of the Existing Service Contracts (or any additional such agreements entered into between the date of this Agreement and the Closing Date) at any time on or prior to the Closing Date.

                          (ii) To Seller's actual knowledge, except as otherwise
noted on Exhibit D, (1) each of the Existing Service Contracts is in full force and effect, (2) no written notice of material default on the part of the other party to any of the Existing Service Contracts has been sent by Seller, other than a default notice setting forth a material default which, as of the date hereof, has been cured and (3) no written notice of material default or breach on the part of Seller under any of the Existing Service Contracts has been received by Seller, other than a default notice setting forth a material default which, as of the date hereof, has been cured.

                  (e) Litigation. Except as set forth on Exhibit L, to the actual knowledge of Seller (after inquiry of Seller's property manager of each Property), there are no actions, suits or proceedings pending, or any order, injunction or decree outstanding, existing or relating to any Property, which
(i) has not been disclosed in writing by Seller to Purchaser on or before the Bid Date and (ii) could have a material adverse effect upon such Property or title thereto.

                  (f) Condemnation. As of the date hereof, there are no pending or, to Seller's actual knowledge, threatened condemnation or eminent domain proceedings that would affect any part of any Premises which could have a material adverse effect upon the current use of such Premises for its intended purposes.

                  (g) Compliance with Laws; Permits. No written notice has been received by Seller from any Governmental Authority to the effect that (i) any zoning law, ordinance or regulation has been violated by the current operation, occupancy or use of any Property which violation has not been cured and would materially and adversely affect the current operation, occupancy or use of such Property, (ii) any federal, state or municipal law, ordinance or regulation has been violated by the current operation, occupancy or use of any Property which violation has not been cured and would materially and adversely affect the current operation, occupancy or use of such Property or (iii) any Permits have not been issued and paid for and are not in full force and effect, in each case, without which the operation of the applicable Property would be materially and adversely affected. Notwithstanding the foregoing provisions of this Section 10.2(g), no representation is made by Seller with respect to compliance with or any violation of the Americans With Disabilities Act of 1991, 42 U.S.C. Section 12101 et seq. or the Energy Policy Act of 1992, 42 U.S.C. Section 13201 et seq.

                  (h) Insurance. The insurance coverages with respect to each Premises set forth on Exhibit M attached hereto are in full force and effect.

                  (i) Environmental Matters. To the actual knowledge of Seller, no Hazardous Substances has been disposed of, or identified on, under or at, any Property in violation of any applicable federal, state or municipal law, ordinance or regulation, except to the extent that remediation (by removal, elimination or encapsulation) has occurred or will occur prior to the Closing Date. Seller has not received written notice from any Governmental Authority that any Property is in violation of any applicable federal, state or municipal law, ordinance or regulation regarding Hazardous Substances.

                  (j) Condition of the Improvements. To the actual knowledge of Seller, the Improvements of each Property are free from Structural Defects.

                  (k) Personal Property. The Personal Property with respect to each Property is owned by Seller free and clear of any lien or encumbrance other than the Permitted Exceptions applicable to such Property and any lien or encumbrance that shall be discharged at or prior to Closing.

            Section 10.3. Representations and Warranties of Purchaser. Purchaser represents to Seller that, as of the date hereof:

                  (a) Authority; Binding on Purchaser; Enforceability. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate and/or partnership powers adequate for the making and performing of this Agreement and for carrying on the business now conducted or proposed to be conducted by it. Purchaser has taken all corporate and/or partnership action required to execute, deliver and perform this Agreement and to make all of the provisions of this Agreement the valid and enforceable obligations they purport to be and has caused this Agreement to be executed by a duly authorized officer. Purchaser is duly qualified and in good standing as a foreign corporation and/or partnership in all jurisdictions where it is required so to be qualified, except for failures to be so qualified that do not in the aggregate have any material adverse effect on Purchaser and which will not affect the validity of this Agreement.

                  (b) Conflict with Existing Laws or Contracts. The execution and delivery of this Agreement and all related documents and the performance of its obligations hereunder and thereunder by Purchaser do not conflict with any provision of any law or regulation to which Purchaser is subject, conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Purchaser is a party or by which Purchaser is bound or any order or decree applicable to Purchaser, or result in the creation or imposition of any lien on any of Purchaser's assets or property, which would materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement; and Purchaser has obtained all consents, approvals, authorizations or orders of any court or governmental agency or body, if any, required for the execution, delivery and performance by Purchaser of this Agreement.

                  (c) Legal Action Against Purchaser. There are no judgments, orders or decrees of any kind against Purchaser unpaid or unsatisfied of record or any legal action, suit or other legal or administrative proceeding pending, threatened or reasonably anticipated which could be filed before any court or administrative agency which has, or is likely to have, any material adverse effect on (i) the business or assets or the condition, financial or otherwise, of Purchaser or (ii) the ability of Purchaser to perform its obligations under this Agreement.

                  (d) Bankruptcy or Debt of Purchaser; Financial Condition. Purchaser has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has any such petition been filed against Purchaser. No general assignment of Purchaser's property has been made for the benefit of creditors, and no receiver, master, liquidator or trustee has been appointed for Purchaser or any of its property. Purchaser is not insolvent and the consummation of the transactions contemplated by this Agreement shall not render Purchaser insolvent. Purchaser has now and will have as of the Closing Date sufficient capital or net worth to meet its current obligations. Purchaser certifies that any financial statements and any financial statements of Purchaser and/or any Affiliate of Purchaser submitted to Seller have been prepared in accordance with generally accepted accounting principles recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, or any successors thereto, and are true and correct and that no circumstances have occurred or come to its attention since the date of such financial statements which would have a material adverse impact on the financial condition of Purchaser or such Affiliate as indicated on any such financial statements delivered to Seller.

            Section 10.4. Closing Certificates of Seller and Purchaser.

                  (a) Purchaser's Closing Certificate. At the Closing, Purchaser shall execute and deliver to Seller an instrument in which Purchaser shall remake the representations and warranties made by Purchaser pursuant to Section
10.3 above as of the Closing Date; provided, however, that Purchaser, in such instrument, may also (i) advise Seller of any events occurring between the date hereof and the Closing Date which affect the accuracy of such representations and warranties (as made as of the Closing Date) and (ii) correct such representations and warranties (as made as of the date hereof) to reflect any discovered inaccuracy therein; such instrument being herein called "Purchaser's Representation Certificate"; any updated information set forth in the Purchaser's Representation Certificate pursuant to the preceding subclause (i) which has a material adverse effect on Seller, together with any correction of any representation and warranty as set forth in the Purchaser's Representation Certificate pursuant to the preceding subclause (ii) which has a material adverse effect on Seller, are herein collectively called "Purchaser's Adverse Changes".

                  (b) Seller's Closing Certificate. At the Closing, Seller shall execute and deliver to Purchaser an instrument ("Seller's Representation Certificate") in which Seller shall remake the representations and warranties made by Seller pursuant to Section 10.1 and, subject to the following provisions of this Section 10.4(b), Section 10.2 above as of the Closing Date; provided, however, that

            (i) the representations and warranties contained in Section 10.2(b) of this Agreement shall be remade in the Seller's Representation Certificate as to the New Leases only (i.e., not as to the Existing Leases);

            (ii) Seller shall not be obligated or deemed to remake the representations and warranties contained in Section 10.2(c) as of the Closing Date (the respective rights and obligations of Seller and Purchaser with respect to brokerage commissions payable under any New Leases being set forth in Section 11.6 hereof);

            (iii) the representations and warranties contained in Section 10.2(d) of this Agreement shall be remade in the Seller's Representation Certificate as to the New Service Contracts only (i.e., not as to the Existing Service Contracts);

            (iv) Seller shall not be obligated or deemed to remake the representations and warranties contained in Section 10.2(h) as of the Closing Date; and

            (v) Seller, in Seller's Representation Certificate, may also (A) advise Purchaser of any events occurring between the date hereof and the Closing Date which affect the accuracy of such representations and warranties (as made as of the Closing Date), including, without limitation, those made pursuant to subclauses (i) and (iii) of this sentence, and (B) correct such representations and warranties (as made as of the date hereof) to reflect any discovered inaccuracy therein.


Any updated information set forth in the Seller's Representation Certificate pursuant to subclause (v)(A) of the preceding sentence which has a material adverse effect on Purchaser, together with any correction of any representation and warranty as set forth in the Seller's Representation Certificate pursuant to subclause (v)(B) of the preceding sentence which has a material adverse effect on Purchaser, are herein collectively called "Seller's Adverse Changes".

            Section 10.5. Survival of Representations and Warranties. The representations and warranties of Seller set forth in Sections 10.1, 10.2(b), 10.2(c), 10.2(d), 10.2(e), 10.2(g), 10.2(i) 10.2(j) and 10.2(k), and the
representations and warranties of Purchaser set forth in Section 10.3, including, without limitation, any remake of such representations and warranties in the Seller's Representation Certificate and Purchaser's Representation Certificate, as the case may be, shall survive the Closing for the applicable Survival Period.

                                  ARTICLE XI

                                   COVENANTS
                                   ---------

            Section 11.1. Operation of Premises. Between the date hereof and the Closing Date, Seller shall continue to maintain each Premises in the ordinary course and substantially in accordance with the practices and procedures customarily followed by Seller in the maintenance of such Premises prior to the date hereof; provided, however, that Seller shall have no obligation to make any repairs or expenditures that are capital in nature. Purchaser shall receive a credit against the Cash Balance at the Closing equal to Twenty-Two Thousand Five Hundred and 00/100 ($22,500) Dollars in full and complete satisfaction of any obligation of Seller to perform or complete any capital improvements, replacements or repairs with respect to any of the Properties after the date hereof, including, without limitation, all capital improvement work scheduled for 1996 pursuant to any budget or otherwise at any Property, completion of any gazebo or auditorium work at the Lincolnshire Asset and completion of the elevator cab refurbishment, sprinkler work and energy management system work at the Washington, D.C.
Asset.

            Section 11.2. Insurance. Between the date hereof and the Closing Date, Seller shall either (a) maintain in full force and effect all insurance policies owned by Seller and relating to fire or other casualty in effect on the date hereof with respect to the Improvements at each Property or (b) replace such insurance policies with other policies providing coverage equivalent thereto.

            Section 11.3. Modification of Leases. Between the day following the Due Diligence Expiration Date and the Closing Date, Seller shall not modify or amend any of the Existing Leases or New Leases in any material respect without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Seller shall have the right, without Purchaser's consent, to enter into any modification or amendment of any Existing Lease or New Lease (a) that is required pursuant to the terms of any Existing Lease or New Lease or that is entered into to effectuate or memorialize the exercise of any right or option contained in any Existing Lease or New Lease and (b) if Purchaser shall default in any material respect under any representation, warranty, covenant, agreement or other obligation of Purchaser set forth in this Agreement. If required, Purchaser's consent shall be deemed granted if not denied by notice (stating the grounds for denial with reasonable specificity) given to Seller within five (5) Business Days after request for such consent by Seller.

            Section 11.4. Termination of Leases. Between the day following the Due Diligence Expiration Date and the Closing Date, Seller shall not cancel, accept the surrender of, or terminate any of the Existing Leases or New Leases without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Seller shall have the right, without Purchaser's consent, to cancel, accept the surrender of, or terminate an Existing Lease or New Lease (a) if, with respect to any Lease other than the Specified Estoppel Leases, such cancellation, surrender or termination is predicated upon a default of the tenant thereunder,
(b) if such cancellation, surrender or termination is made by the tenant pursuant to the terms of such Existing Lease or New Lease or (c) if Purchaser shall default in any material respect under any representation, warranty, covenant, agreement or other obligation of Purchaser set forth in this Agreement. If required, Purchaser's consent shall be deemed granted if not denied by notice (stating the grounds for denial with reasonable specificity) given to Seller within five (5) Business Days after request for such consent by Seller. Purchaser agrees that (i) no representation or warranty has been made, and no responsibility is assumed, by Seller with respect to the continued occupancy of any portion of any Premises by any tenant, and Seller does not guarantee or undertake to insure that any tenant will be in occupancy at the

Closing, (ii) prior to the Closing, Seller shall have the right, but not the obligation, to enforce its rights against any tenant(s), by summary proceedings or otherwise and (iii) the dispossession or removal of any tenant(s) prior to the Closing predicated upon a default by such tenant under its lease shall not be the basis for any claim by Purchaser against Seller or affect any of Purchaser's covenants and obligations under this Agreement.

            Section 11.5. New Leases.

                  (a) With respect to each Property, between the day following the Due Diligence Expiration Date and the Closing Date, Seller shall not enter into any new lease or renew or extend any Existing Lease without Purchaser's prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Seller shall have the right, without Purchaser's consent, (i) to renew or extend any Existing Lease or New Lease pursuant to the exercise of any right of renewal or extension by the tenant under the terms of any Existing Lease or New Lease and (ii) to enter into any new lease or renew or extend any Existing Lease if Purchaser shall default in any material respect under any representation, warranty, covenant, agreement or other obligation of Purchaser set forth in this Agreement. If required, Purchaser's consent shall be deemed granted if not denied by notice (stating the grounds for denial with reasonable specificity) given to Seller within five (5) Business Days after request for such consent by Seller.

                  (b) The provisions of this Section 11.5(b) shall apply only to the Lincolnshire Asset but shall be in addition to the provisions of Section 11.5(a) above: in order to provide an efficient process for the review and approval of any proposed new lease at the Lincolnshire Asset, Seller shall instruct its leasing agent to meet with Purchaser from time to time to afford Purchaser a reasonable opportunity to provide suggested general guidelines for new leases of a particular space at the Lincolnshire Asset. As any proposal for a new lease is received by Seller's leasing agent, it shall notify Purchaser and afford Purchaser an opportunity to comment upon the proposal to Seller prior to such leasing agent's responding to such proposal. Seller, however, shall not be bound by the proposed leasing guidelines of Purchaser or the comments or suggestions of Purchaser. In addition, Purchaser shall be entitled to attend all meetings and site visits between Seller or the leasing agent and the prospective tenant, it being understood that Seller and/or its leasing agent shall control and conduct all negotiations during any such meeting or visit. Seller shall provide or cause its leasing agent to provide Purchaser with reasonable prior notice (which may be oral) of any such meeting or visit. At such time as Seller decides to enter into a New Lease with a new or existing tenant, Seller shall provide Purchaser with written notice thereof, which notice shall include the terms of the proposed New Lease, including without limitation Seller's construction manager's estimate of the tenant improvement costs, and all tenant concessions and the terms of any brokerage commission payable in connection therewith.

            Section 11.6. Payment of Leasing Costs.

                  (a) Purchaser, in the manner set forth in this Section 11.6, shall pay and be solely responsible for the payment of (or, to extent paid by Seller, shall reimburse Seller at the Closing for), all or a portion of any Leasing Costs paid or payable by the landlord in connection with (i) any New Lease or any modification or amendment of any New Lease, (ii) any modification or amendment of any Existing Lease executed after the Bid Date, (iii) any renewal options, extension options or expansion options which are exercised or become effective between the Bid Date and the Closing Date pursuant to the terms of each respective Existing Lease and New Lease and
(iv) any space leased pursuant to rights of first refusal or first offer or similar rights which are exercised between the Bid Date and the Closing Date (each of the foregoing leases and events with respect to leases is referred to as a "Lease Cost Transaction"). For purposes of this Agreement, "Leasing Costs" shall mean leasing and brokerage commissions, any direct payments, work allowances and workletters paid or granted to or for the benefit of the tenant under a lease and any free rent, rent allowances or rent credits paid or granted to such tenant (and, in the case of any such inducement not paid in cash, the dollar value thereof), advertising expenses and legal fees and disbursements.

                  (b) If the commencement date or effective date of any Lease Cost Transaction is after the Closing Date, then Purchaser shall be responsible for all of the Leasing Costs arising out of such Lease Cost Transaction. If the commencement date or effective date of any Lease Cost Transaction is before the Closing Date, then (i) Seller shall be responsible for a portion of the Leasing Costs arising out of such Lease Cost Transaction equal to the product obtained by multiplying such Leasing Costs by a fraction, the numerator of which is the number of days from the commencement date or effective date of such Lease Cost Transaction to (but not including) the Closing Date and the denominator of which is the number of days from the commencement date or effective date of such Lease Cost Transaction to the stated expiration date of such lease and (ii) Purchaser shall be responsible for the balance of such Leasing Costs.

                  (c) If, in any instance described in Section 11.6(b) above, Seller, as of the Closing Date, shall not have theretofore paid or incurred the portion of such Leasing Costs for which Seller is responsible, then Purchaser shall be entitled to a credit against the Cash Balance of the Purchase Price in an amount equal to such unpaid and un-incurred portion for which Seller is responsible and, to the extent that the same has been so credited, Purchaser shall make payment of such portion of such Leasing Costs. If, in any instance described in Section 11.6(b) above, Seller, as of the Closing Date, shall have paid or incurred any portion of such Leasing Costs for which Purchaser is responsible, then the Cash Balance of the Purchase Price shall be increased by an amount equal to such paid or incurred portion.

                  (d) In the case of any proposed new lease or renewal of any Existing Lease to which Purchaser's consent is required pursuant to the provisions of Section 11.5(a) above, Purchaser shall have the right, within five
(5) Business Days after the expiration of the five Business Day period described in Section 11.5 with respect to such new lease or renewal, to submit to Seller the name of a contractor and a proposal by such contractor for the performance of any tenant improvement work required to be performed by the landlord pursuant to such new lease or renewal. Seller agrees to review such proposal in good faith, but Seller shall retain the sole and exclusive right to engage any contractor selected by Seller for the performance of such work.

                  (e) The provisions of this Section 11.6 shall survive the Closing.

            Section 11.7. Estoppel Certificates. Seller shall request that the tenant under each Existing Lease and New Lease execute and deliver to Seller an estoppel certificate in the form attached hereto as Exhibit K; provided, however, that if an Existing Lease or New Lease prescribes the form or contents of an estoppel certificate to be delivered by the tenant, then Seller may elect to request that the tenant thereunder execute and deliver an estoppel certificate in the form required pursuant to the applicable Existing Lease or New Lease, as the case may be. Each estoppel certificate so requested pursuant to this Section 11.7 is herein referred to as a "Tenant Estoppel Certificate".

            Section 11.8. Non-Disturbance Agreements. Between the date hereof and the Closing Date, Purchaser shall have the right to request that tenants under the Leases execute non-disturbance and attornment agreements with any lender which may be providing financing to Purchaser secured by a mortgage on the applicable Property; provided, however, no such non-disturbance and attornment agreement shall be effective unless and until the Closing shall occur. Nothing contained in this Section 11.8 is intended or shall be construed to condition any of Purchaser's obligations under this Agreement upon Purchaser obtaining (a) any such non-disturbance and attornment agreements from any tenant or tenants or (b) financing in connection with the purchase of any one or more of the Properties.


                                  ARTICLE XII

                                  INSPECTION
                                  ----------

            Section 12.1. Right of Inspection. Purchaser and its agents shall have the right to inspect each Property during business hours on Business Days, including the right to interview the tenants under Existing Leases, provided that (a) Purchaser shall first give Seller reasonable advance notification of its intention to conduct any such inspection or interview, (b) Purchaser shall permit a representative of Seller to accompany Purchaser and/or its agents during any such inspection or interview if Seller shall make such a representative available and (c) such inspection or interview shall not unreasonably impede the normal day-to-day business operation of such Property. Purchaser's right of inspection of each Property shall be subject to the rights of tenants. Purchaser hereby indemnifies and agrees to defend and hold Seller harmless from all loss, cost (including, without limitation, reasonable attorneys' fees), claim or damage arising in connection with or from any such inspection by Purchaser or its agents. The provisions of this Article 12 shall survive the Closing.

            Section 12.2. Due Diligence Period.

                  (a) Purchaser confirms to Seller that Purchaser has conducted a detailed inspection of the Asset File, has made multiple site visits and in certain instances consulted with third party professionals in satisfying itself that each Property is appropriate for Purchaser's acquisition. Notwithstanding the foregoing, in order to confirm preliminary information with third party professionals, review materials requested but not delivered, clarify certain discrepancies, conduct a more complete Phase I environmental analysis and complete its investigation, Purchaser, for the period ending on July 22, 1996 (the "Due Diligence Expiration Date"), shall have the right to conduct or cause to be conducted, at Purchaser's sole cost, risk and expense, such inspections, tests, examinations and studies of each Property as Purchaser deems necessary or appropriate; to further examine all applicable records relating to the income, operation and maintenance of each Property; to interview tenants; to determine compliance of each Property with applicable laws and regulations, including, without limitation, zoning, building, land use and environmental protection laws; to conduct an asbestos study; and to further confirm certain title matters. The provisions of Section 12.1 above shall apply to any on-site investigations or inspections to be made by Purchaser.

                  (b) If Purchaser, in its judgment reasonably exercised, determines that (i) there are capital items required for any Property (in addition to those identified in the capital budget included in the Asset File and those of which Purchaser had knowledge as of the execution and delivery of this Agreement) exceeding in the aggregate $250,000, (ii) there are violations of any of the aforesaid applicable laws, (iii) any new materials not previously furnished as a part of the Asset File or further investigation of materials previously furnished provide results unsatisfactory to Purchaser or (iv) there are environmental matters which Purchaser is unwilling to assume, Purchaser shall have the right to terminate this Agreement by written notice given to Seller prior to 5:00 p.m. (E.D.T) on the Due Diligence Expiration Date (TIME BEING OF THE ESSENCE). If Purchaser shall elect to terminate this Agreement in the time and manner set forth in this Section 12.2(b), then the Deposit shall be returned to Purchaser, this Agreement shall be deemed terminated and neither party shall have any further rights or obligations to the other, except for those expressly stated to survive the termination of this Agreement. If Purchaser shall fail to terminate this Agreement in the time and manner set forth in this Section 12.2(b), then Purchaser shall be deemed to have irrevocably waived its right to terminate this Agreement pursuant to this
Section 12.2(b).

                                 ARTICLE XIII

                               TRANSACTION COSTS
                               -----------------

            Section 13.1. Seller's Transaction Costs. At the Closing, Seller shall pay all transfer taxes and/or deed stamps payable as a result of the conveyance of title to each Property to Purchaser pursuant to this Agreement. Seller, in addition to its apportionments obligations hereunder, if any, also shall be responsible for the cost of its legal counsel, advisors and the other professionals employed by it in connection with the sale of the Properties.

            Section 13.2. Purchaser's Transaction Costs. Purchaser, in addition to its apportionments (if any) and its other payment obligations hereunder, shall be responsible for all costs and expenses associated with (a) Purchaser's due diligence, (b) Purchaser's legal counsel, advisors, engineers, consultants and the other professionals employed by it in connection with Purchaser's due diligence and the purchase of the Properties, (c) title reports or abstracts issued by the Title Insurer, as well as all survey and search costs and updates related thereto, (d) the policy premiums in respect of any fee title insurance obtained by Purchaser and any mortgage title insurance required by Purchaser's lender (if any), (e) payment, at the Closing, of the recording fees and recordation taxes for the deed(s) and (f) all costs and expenses of obtaining any financing Purchaser may elect to obtain (including any fees, financing costs, transfer taxes, mortgage and recordation taxes and intangible taxes in connection therewith).

            Section 13.3. Hart-Scott-Rodino Filing Fees. Purchaser shall be responsible for paying all filing fees necessary in connection with all filings required under the HSR Act with respect to the sale of any Property to Purchaser, as more particularly provided for in Article 21 hereof.

                                  ARTICLE XIV

                                   BROKERAGE
                                   ---------

            Section 14.1. Payment of Broker; Representations. Purchaser and Seller each represents and warrants to the other that such party has not had any conversations or dealings with any broker, finder or other similar party in connection with the transactions contemplated hereby other than Merrill Lynch and Company and Koch Asset Management Company (collectively, the "Broker"). Purchaser and Seller (each, an "indemnifying party") shall indemnify, defend and hold the other harmless from and against any and all claims, liabilities, losses, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses), arising out of a claim of a breach of the representation made by such indemnifying party pursuant to the immediately preceding sentence. Seller shall pay any brokerage commission or similar compensation due to the Broker pursuant to a separate written agreement. The provisions of this Article 14 shall survive the Closing or termination of this Agreement.


                                  ARTICLE XV

                           CASUALTY AND CONDEMNATION
                           -------------------------

            Section 15.1. Casualty.

                  (a) For purposes of this Article 15, the following terms shall have the meanings indicated:

                  "Major Casualty" means, with respect to the Improvements at any Property, a fire in or other casualty to such Improvements which causes damage or injury to such Improvements and results in Restoration Costs in excess of an amount equal to Ten Million ($10,000,000) Dollars.

                  "Restoration Costs" means, as of any date with respect to any fire or other casualty affecting the Improvements at any Property, the cost to be incurred, from and after such date, to repair or restore (as reasonably determined by an architect or engineer selected by Seller) the damage to such Improvements at such Property caused by such fire or other casualty, exclusive of the cost of any such repair or restoration for which Seller, as the landlord under any Existing Lease or New Lease for such Property, is not responsible.

                  (b) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Improvements at any Property which is not a Major Casualty, then Purchaser shall have no right to terminate this Agreement and shall purchase such Property in its damaged condition (and all other Properties) without reduction of or offset against the Purchase Price or any other claim against Seller (other than a credit against the Cash Balance in an amount equal to the deductible, if any, under Seller's insurance policy applicable to such casualty). Seller shall assign to Purchaser the right to receive any insurance proceeds payable to Seller as a result of such fire or other casualty; provided, however, that Seller shall be entitled to retain (to the extent theretofore paid to Seller), and shall not be obligated to assign the right to receive (to the extent not theretofore paid to Seller), an amount of such insurance proceeds equal to Seller's expenses, if any, incurred in collecting such proceeds and repairing such fire or other casualty. Upon the assignment to Purchaser of any insurance proceeds payable with respect to such fire or other casualty, Seller shall reasonably cooperate with Purchaser with respect to Purchaser's efforts to collect such proceeds.

                  (c) If, between the date hereof and the Closing, there shall occur a fire or other casualty affecting the Improvements at any Property which is a Major Casualty, then Purchaser shall have the option, to be exercised by notice given to Seller within fifteen (15) days after the date of such casualty, to terminate this Agreement. If Purchaser shall so elect to terminate this Agreement, then (i) Purchaser shall be entitled to the return of the Deposit and
(ii) neither party hereto shall have any further obligations or liabilities to the other hereunder, except for those which expressly survive the termination of this Agreement. If Purchaser shall not elect to terminate this Agreement with respect to such Property as provided in this subclause (c), then this Agreement shall remain in full force and effect with respect to such Property (and all other Properties) and the provisions of Section 15.1(b) above shall apply to such damage and any insurance proceeds payable in connection therewith.

                  (d) In no event shall Seller have any obligation to repair any damage or destruction to any Property, but Seller shall have the right to do so and utilize insurance proceeds for such purpose.

            Section 15.2. Condemnation.

                  (a) If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated with respect to any Property which would result in (i) the elimination of more than 10% of the parking spaces at such Property or (ii) a taking of a portion of such Property requiring in excess of Ten Million ($10,000,000) Dollars to restore the Property to its physical and economic condition prior to such taking, then either Seller or Purchaser may elect to terminate this Agreement by giving written notice of its election to the other party within fifteen (15) days after receiving notice of such prospective taking. If Purchaser or Seller shall so elect to terminate this Agreement, then (x) Purchaser shall be entitled to the return of the Deposit and (y) neither party hereto shall have any further obligations or liabilities hereunder, except for those which expressly survive the termination of this Agreement. If neither party so elects to terminate this Agreement, then the parties hereto shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser. In no event shall Seller have any obligation to repair or restore any Property or any portion thereof.

                  (b) If, between the date hereof and the Closing, any condemnation or eminent domain proceedings are initiated which would result in the taking of less than a material portion of any Property, then neither Seller nor Purchaser may terminate this Agreement with respect to such Property (or any other Properties) and the parties shall proceed to the Closing without reduction of or offset against the Purchase Price and Purchaser shall have no other claim against Seller. In such event, all of Seller's right, title and interest in and to any condemnation proceeds paid or payable in connection therewith shall be assigned to Purchaser. In no event shall Seller have any obligation to repair or restore any Property or any portion thereof.


                                  ARTICLE XVI

                                  ASSIGNMENT
                                  ----------

            Section 16.1. No Assignment by Purchaser. Neither this Agreement nor any of the rights of Purchaser hereunder (nor the benefits of such rights) may be assigned, transferred or encumbered without Seller's prior written consent and any purported assignment, transfer or encumbrance without Seller's prior written consent shall be void. Purchaser expressly covenants and agrees that (a) if Purchaser is a corporation, a sale or transfer of more than fifty percent (50%) (at any one time or, in the aggregate from time to time) of the shares of any class of the issued and outstanding stock of Purchaser, its successors or assigns, or the issuance of additional shares of any class of its stock to the extent of more than 50% (at any one time or, in the aggregate from time to time) of the number of shares of said class of stock issued and outstanding on the date hereof or (b) if Purchaser is a partnership, joint venture or limited liability company, a sale or transfer of more than fifty percent (50%) (at any one time or, in the aggregate from time to time) of the partnership, joint venture, membership or other unincorporated association interests of Purchaser, its successors or assigns, or the issuance of additional partnership, joint venture or member interests of any class to the extent of more than 50% (at any one time or, in the aggregate from time to time) of the amount of partnership, joint venture or member interests issued on the date hereof shall, in any such case, constitute an assignment of this Agreement. Unless, in each instance, the prior written consent of Seller has been obtained, any such assignment shall constitute a material default under this Agreement and shall entitle Seller to exercise all rights and remedies under this Agreement, at law or equity, in the case of such a default.

            Section 16.2. Permitted Assignment to Affiliate. Notwithstanding the provisions of Section 16.1 to the contrary, the named Purchaser in this Agreement shall have the one-time right to assign its rights and obligations under this Agreement to an Affiliate of such named Purchaser effective on or prior to the Closing, provided that (a) Seller shall consent to such assignment, such consent not to be unreasonably withheld or delayed, (b) at least ten (10) Business Days prior to the effective date of such assignment, Purchaser delivers to Seller evidence of the ownership of Purchaser and the proposed assignee so as to permit Seller to verify that such proposed assignee is an Affiliate of Purchaser and
(c) on or prior to the effective date of such assignment, the Purchaser shall deliver to Seller a written assumption, in form reasonably satisfactory to Seller and duly executed and acknowledged by the assignee, in which the assignee agrees to assume all of Purchaser's covenants, agreements and obligations under this Agreement. Purchaser shall remain fully liable for all of Purchaser's covenants, agreements and obligations under this Agreement notwithstanding any such permitted assignment pursuant to this Section 16.2.

                                 ARTICLE XVII

                          TAX CERTIORARI PROCEEDINGS
                          --------------------------

            Section 17.1. Prosecution and Settlement of Proceedings. If any tax reduction proceedings in respect of any Premises, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs, are pending at the time of the Closing, Seller reserves and shall have the right to continue to prosecute and/or settle the same. If any tax reduction proceedings in respect of any Premises, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, however, that Seller shall not settle any such proceeding without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed. Purchaser shall reasonably cooperate with Seller in connection with the prosecution of any such tax reduction proceedings.

            Section 17.2. Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to the period prior to the date of the Closing shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes applicable to the period from and after the date of the Closing shall belong to and be the property of Purchaser; provided, however, that if any such refund creates an obligation to reimburse any tenants under Leases for any rents or additional rents paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Lease to such tenant) shall, at Seller's election, either
(a) be paid to Purchaser and Purchaser shall disburse the same to such tenants or (b) be paid by Seller directly to the tenants entitled thereto. All attorneys' fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Seller and Purchaser in proportion to the gross amount of such refunds or savings payable to Seller and Purchaser, respectively (without regard to any amounts reimbursable to tenants).

            Section 17.3. Survival. The provisions of this Article 17 shall survive the Closing.


                                 ARTICLE XVIII

                          DEFAULT; REMEDIES; SURVIVAL
                          ---------------------------

            Section 18.1. Purchaser's Default On or Before Closing.

                  (a) If, on or prior to the Closing Date, (i) Purchaser defaults in any of the covenants, agreements or obligations to be performed by Purchaser under this Agreement on or as of the Closing Date (or at the Closing),
(ii) Seller shall become aware of an inaccuracy in any representation or warranty made by Purchaser pursuant to Section 10.3 hereof (as made as of the date hereof) which has a material adverse effect on Seller, (iii) Seller shall become aware of an inaccuracy in any representation or warranty made by Purchaser pursuant to Purchaser's Representation Certificate (as made as of the Closing Date) which has a material adverse effect on Seller, (iv) Purchaser's Representation Certificate shall set forth any Purchaser's Adverse Changes or
(v) Purchaser otherwise materially defaults hereunder and such other material default is not cured by the earlier of (A) the Scheduled Closing Date (as it may have been adjourned in accordance with this Agreement) or (B) the date which is ten (10) days after notice of such default from Seller to Purchaser, then, and in any of such events, Seller, as its sole remedy therefor, may terminate this Agreement by written notice to Purchaser, whereupon, as liquidated damages on account thereof, Purchaser shall be liable to Seller for an amount equal to the Deposit, and the Deposit shall be paid to Seller by Escrow Agent and credited against Purchaser's liability. Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Seller and Purchaser agree that the damages that Seller will sustain as a result of such termination will be substantial but will be difficult to ascertain, and the aforesaid liquidated damages are a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of each Property from the market and the damages incurred by Seller and shall not constitute a penalty or a forfeiture.

                  (b) If Seller, with knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Purchaser under this Agreement, (ii) a material inaccuracy in any representation or warranty of Purchaser made in this Agreement or pursuant to Purchaser's Representation Certificate and/or (iii) any Purchaser's Adverse Changes, elects to proceed to Closing, then, upon the consummation of the Closing, Seller shall be deemed to have waived any such default, material inaccuracy and/or Purchaser's Adverse Changes and shall have no claim against Purchaser on account thereof.

            Section 18.2. Seller's Default On or Before Closing.

                  (a) If, on or prior to the Closing Date, (i) Seller defaults in any of the covenants, agreements or obligations to be performed by Seller under this Agreement on or as of the Closing Date (or at the Closing) or (ii) Seller otherwise materially defaults hereunder and such other material default is not cured by the earlier of (A) the Scheduled Closing Date (as it may have been adjourned in accordance with this Agreement) or (B) the date which is ten
(10) days after notice of such default from Purchaser to Seller, then, and in any of such events, Purchaser, as its sole remedy therefor, may either (1) seek specific performance of Seller's obligations hereunder, without abatement, credit against or reduction of the Purchase Price or (2) terminate this Agreement by written notice to Seller, whereupon the Deposit shall be refunded to Purchaser, it being understood and agreed that in no event shall Purchaser be entitled to monetary damages. If Purchaser shall elect to terminate this Agreement then, upon such election, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement.

                  (b) If, on or prior to the Closing Date, (i) Purchaser shall become aware of an inaccuracy in any representation or warranty made by Seller pursuant to Section 10.1 or 10.2 hereof (as made as of the date hereof) which has a material adverse effect on Purchaser, (ii) Purchaser shall become aware of an inaccuracy in any representation or warranty made by Seller pursuant to Seller's Representation Certificate (as made as of the Closing Date) which has a material adverse effect on Purchaser or (iii) Seller's Representation Certificate shall set forth any Seller's Adverse Changes, then, and in any of such events, Purchaser, as its sole remedy therefor, may either (1) elect to proceed to the Closing, without abatement, credit against or reduction of the Purchase Price or (2) terminate this Agreement by written notice to Seller, whereupon the Deposit shall be refunded to Purchaser, it being understood and agreed that in no event shall Purchaser be entitled to monetary damages. If Purchaser shall elect to terminate this Agreement then, upon such election, neither party shall have any further rights or obligations hereunder other than those which expressly survive the termination of this Agreement. Without limiting the generality of this Section 18.2(b), in no event shall the occurrence of any of the events or circumstances described in the preceding subclauses (i), (ii) and (iii) of this Section 18.2(b) give rise to any obligation of Seller to cure an inaccuracy in any representation or warranty or otherwise make Seller liable for damages on account thereof.

                  (c) If Purchaser, with knowledge of (i) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement, (ii) a material inaccuracy in any representation or warranty of Seller made in this Agreement or pursuant to Seller's Representation Certificate and/or (iii) any Seller's Adverse Changes, elects to proceed to Closing, then, upon the consummation of the Closing, Purchaser shall be deemed to have waived any such default, material inaccuracy and/or Seller's Adverse Changes and shall have no claim against Seller on account thereof.

            Section 18.3. Survival.

                  (a) Except as otherwise expressly provided in this Agreement, no provision of this Agreement (i.e., no representation, warranty, covenant, agreement or other obligation set forth in any provision of this Agreement, including, without limitation, any representation or warranty set forth in Seller's Closing Certificate and Purchaser's Closing Certificate) shall survive the Closing (and, accordingly, no claim arising out of the same may be commenced after the Closing), and the delivery and acceptance of the deed shall be deemed to be full performance and discharge of each such representation, warranty, covenant, agreement or other obligation.

                  (b) If, after the Closing, Seller shall first learn of (i) an inaccuracy in any representation or warranty of Purchaser made pursuant to
Section 10.3 hereof (as made as of the date hereof) or pursuant to Purchaser's Closing Certificate (as made as of the Closing Date) which, in any case, has a material adverse effect on Seller and expressly survives the Closing pursuant to this Agreement or (ii) a default in any of the covenants, agreements or obligations to be performed by Purchaser under this Agreement which expressly survives the

Closing, then Seller shall have a claim for damages on account thereof, provided that (1) any such claim not brought within the Survival Period shall be deemed waived and (2) Seller hereby waives the right to collect or seek to collect consequential or punitive damages.

                  (c) If, after the Closing, Purchaser shall first learn of (i) an inaccuracy in any representation or warranty of Seller made pursuant to
Section 10.1 or 10.2 hereof (as made as of the date hereof) or pursuant to Seller's Closing Certificate (as made as of the Closing Date) which, in any case, has a material adverse effect on Purchaser and expressly survives the Closing pursuant to this Agreement or (ii) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement which expressly survives the Closing, then Purchaser shall have a claim for damages on account thereof, provided that (1) any such claim not brought within the applicable Survival Period shall be deemed waived and (2) Purchaser hereby waives the right to collect or seek to collect consequential or punitive damages.

            Section 18.4. Determination of Material Inaccuracy. Notwithstanding any provision of this Agreement to the contrary, no inaccuracy in any representation or warranty made by Seller pursuant to Section 10.2 hereof or pursuant to Seller's Closing Certificate (to the extent making or remaking any representation or warranty pursuant to Section 10.2), or any Seller's Adverse Change (to the extent affecting any representation or warranty made or remade pursuant to Section 10.2), with respect to any Property shall be deemed to have a material adverse effect on Purchaser unless Purchaser can reasonably demonstrate that the cost to cure the condition causing such inaccuracy or Seller's Adverse Change or the reduction in economic value of such Property resulting from such inaccuracy or Seller's Adverse Change, is more than the sum of (i) Five Hundred Thousand ($500,000) Dollars, plus (ii) all insurance proceeds, if any, payable to Purchaser by reason or arising out of the circumstances giving rise to such inaccuracy or Seller's Adverse Change. If any such inaccuracy in any representation or warranty under Section 10.2 or in Seller's Representation Certificate, or any Seller's Adverse Change, shall not have a material adverse effect on Purchaser, as determined in accordance with this Section 18.4, then Purchaser shall not be entitled to any right or remedy under this Agreement, at law or equity as a result of such inaccuracy or Seller's Adverse Change, including, without limitation, the right to terminate this Agreement if Purchaser shall become aware of such inaccuracy or Seller's Adverse Change on or before the Closing.

                                  ARTICLE XIX

                                    NOTICES
                                    -------

            Section 19.1. Notices. All notices, demands, requests and other communications required hereunder shall be in writing and shall be deemed to have been given: (a) upon delivery, if personally delivered; (b) three (3) days after deposit in the United States Mail when delivered, postage prepaid, by certified or registered mail; or (c) one (1) Business Day after deposit with a nationally recognized overnight delivery service marked for delivery on the next Business Day, addressed to the party for whom it is intended at its address hereinafter set forth:

                  To the Seller:

                  New York Life Insurance Company
                  51 Madison Avenue
                  New York, New York  10010
                  Att:  Marilyn Goldstein, Esq.

                  with a copy to:

                  Robinson Silverman Pearce Aronsohn & Berman LLP
                  1290 Avenue of the Americas
                  New York, New York 10104
                  Att:  Robert J. Sorin, Esq.

                  To the Purchaser:

                  Beacon Properties, L.P.
                  50 Rowes Wharf
                  Boston, Massachusetts 02110
                  Att: Ms. Erin O'Boyle

                  with a copy to:

                  Goulston & Storrs P.C.
                  400 Atlantic Avenue
                  Boston, Massachusetts 02110
                  Att: Jordan P. Krasnow, Esq.

or at such other address in the United States of America as may be designated by either of the parties in a written notice given in accordance with the provisions of this Section. The attorney for any party may send notices on that party's behalf.


                                  ARTICLE XX

                                 MISCELLANEOUS
                                 -------------

            Section 20.1. Governing Law; Jurisdiction and Venue.

                  (a) This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York, without regard to conflict of law principles.

                  (b) For the purposes of any suit, action or proceeding involving this Agreement, Purchaser hereby expressly submits to the jurisdiction of all federal and state courts sitting in the State of New York and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and Purchaser agrees that such courts shall have the exclusive jurisdiction over any such suit, action or proceeding commenced by either or both of said parties. In furtherance of such agreement, Purchaser agrees upon the request of Seller to discontinue (or agree to the discontinuance of) any such suit, action or proceeding pending in any other jurisdiction.

                  (c) Purchaser hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            Section 20.2. Further Assurances. In addition to the obligations required to be performed hereunder by Seller and Purchaser at or prior to the Closing, each party, from and after the Closing, shall execute, acknowledge and/or deliver such other instruments, as may reasonably be requested in order to effectuate the purposes of this Agreement; provided, however, that the foregoing provisions of this Section 20.2 shall not obligate either party to execute, acknowledge or deliver any instrument which would or might impose upon such party any additional liability or obligation (beyond that imposed upon on it under the documents delivered by such party at the Closing and the other provisions of this Agreement which survive the Closing).

            Section 20.3. Successors. All of the provisions of this Agreement and of any of the documents and instruments executed in connection herewith shall apply to and be binding upon, and inure to the benefit of Seller and Purchaser, their successors and permitted assigns.

            Section 20.4. No Third Party Beneficiary. This Agreement and each of the provisions hereof are solely for the benefit of Purchaser and Seller and their permitted assigns. No provisions of this Agreement, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Purchaser and Seller and their permitted assigns any rights of any nature whatsoever.

            Section 20.5. Entire Agreement. This Agreement, together with the documents and instruments executed and delivered in connection herewith, sets forth the entire agreement between Purchaser and Seller relating to the transactions contemplated hereby and all other prior or contemporaneous agreements, understandings, representations or statements, oral or written, relating directly to each Property are superseded hereby.

            Section 20.6. Severability. If any provision in this Agreement is found by a court of competent jurisdiction to be in violation of any applicable law, and if such court should declare such provision of this Agreement to be unlawful, void, illegal or unenforceable in any respect, the remainder of this Agreement shall be construed as if such unlawful, void, illegal or unenforceable provision were not contained herein, and the rights, obligations and interests of the parties hereto under the remainder of this Agreement shall continue in full force and effect undisturbed and unmodified in any way.

            Section 20.7. Modification. This Agreement and the terms hereof may not be changed, waived, modified, supplemented, canceled, discharged or terminated orally, but only by an instrument or instruments in writing executed and delivered by Purchaser and Seller.

            Section 20.8. Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTIES, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

            Section 20.9. No Recording. Neither this Agreement nor any memorandum hereof shall be recorded. Each party hereby agrees to indemnify and hold harmless the others for all liabilities, losses, damages, liens, suits, claims, costs and expenses (including reasonable attorneys' fees) incurred by the other by reason of a breach of the foregoing covenant.

            Section 20.10. Captions; Interpretation.

                  (a) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof. All references to "Articles" and "Sections" without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise.

                  (b) As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

                  (c) The use of the term "including" shall mean in all cases "including but not limited to" unless specifically designated otherwise.

                  (d) Use of the phrase "to the actual knowledge of Seller" and words of similar import means that Seller has actual, and not constructive, knowledge of the facts in question at the time in question, without any express or implied duty or obligation to conduct any inquiry or investigation.

                  (e) No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

            Section 20.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by Purchaser and Seller shall bind Purchaser and Seller as if they had each executed the same counterpart.

            Section 20.12. No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

            Section 20.13. Time of Essence. Time shall be of the essence with respect to this Agreement and the covenants and obligations of the parties hereunder.

            Section 20.14. Attorney's Fees. In the event that either party hereto shall commence litigation against the other in connection herewith, the losing party in such action shall reimburse the attorneys' fees and disbursements of the prevailing party in such action.

            Section 20.15. Addendum A. Please see the rider to this Agreement contained in Addendum A attached hereto and made a part hereof.

                                  ARTICLE XXI

                               HART-SCOTT-RODINO
                               -----------------

If a filing or filings are required under the HSR Act in connection with the transactions contemplated by this Agreement, then the following provisions shall apply:

            Section 21.1. Filing Requirements. Simultaneously with the execution of this Agreement, Purchaser shall duly complete, execute, acknowledge, and deliver to Seller the Notification and Report Forms required to be completed and executed by Purchaser under the HSR Act. Seller, promptly after the date hereof, shall (a) complete, execute and acknowledge the Notification and Report Forms required to be completed and executed by Seller under the HSR Act and (b) file with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") the Notification and Report Forms required to be so filed under the HSR Act. Purchaser shall, promptly upon request of Seller, deliver a check to Seller in the amount necessary to cover all filing fees customarily paid by a purchaser of real property in connection with filing the Notification and Report Forms required to be filed under the HSR Act. Each of Seller and Purchaser, within 10 Business Days after its receipt thereof, shall respond to all inquiries received by it from the FTC and the Antitrust Division for additional documentation and information regarding the transactions contemplated by this Agreement.

            Section 21.2. Condition Precedent. It shall be a condition precedent to both parties' obligations to close that the waiting period applicable under the HSR Act shall have expired or shall have otherwise terminated without objection from either the FTC or the Antitrust Division. The Scheduled Closing Date shall be adjourned until such condition precedent is satisfied; provided, however, that in no event shall the Scheduled Closing Date be adjourned pursuant to this Article beyond the date which is one hundred eighty (180) days after the original Scheduled Closing Date.

            Section 21.3. Purchaser's Delay. If (a) Purchaser does not respond timely to any inquiry received by it from the FTC, the Antitrust Division or any other antitrust enforcement agencies, or otherwise does not cooperate fully with Seller's efforts to satisfy promptly the condition precedent described in
Section 21.2 above, and (b) as a result thereof the Scheduled Closing Date must be adjourned beyond the date which is ninety (90) days after the original Scheduled Closing Date, then, in addition to all other remedies available to Seller under this Agreement, at law or equity, Purchaser shall pay to Seller, by wire transfer of immediately available federal funds or by official bank check drawn on the New York office of a member bank of the New York Clearinghouse Association and payable to the unendorsed order of Seller, an amount (the "HSR Adjournment Fee") equal to the product obtained by multiplying (i) $10,000, by
(ii) the number of days by which the Scheduled Closing Date is adjourned beyond the date which is ninety (90) days after the original Scheduled Closing Date as a result of Purchaser's failure to respond timely to any inquiry received by it from the FTC or the Antitrust Division or otherwise to cooperate fully with Seller's efforts to satisfy promptly the condition precedent described in
Section 21.2 above.


                                 ARTICLE XXII

                                     AUDIT
                                     -----

            Section 22.1. Compliance with SEC Regulations. To comply with the Securities and Exchange Commission ("SEC") regulations with respect to the verification of historical information, Purchaser shall have the right prior to or subsequent to Closing to conduct an audit, at Purchaser's sole cost and expense, of Seller's books and records for and with respect to the respective Properties for the shorter of (i) three years prior to Closing or (ii) the period of Seller's ownership thereof. Seller hereby agrees to permit Purchaser and Purchaser's accountants access to such books and records (including those maintained by Seller's managing agents) and, at Purchaser's sole cost and expense, to reasonably cooperate and to cause Seller's accountants to cooperate with Purchaser to enable such audit to be performed. Nothing contained in this
Section 22.1 is intended or shall be construed to increase or modify any of the obligations, covenants, agreements, representations or warranties of Seller otherwise set forth in this Agreement, including, without limitation, the Survival Period which may be applicable thereto. The provisions of this Section
22.1 shall survive the Closing.


                                 ARTICLE XXIII

                       CONFIDENTIALITY AND PRESS RELEASE
                       ---------------------------------

            Section 23.1. SEC Disclosure. Seller acknowledges that Beacon Properties Corporation, the general partner of Purchaser, is a publicly owned corporation subject to regulation by the SEC, and that the regulations of the SEC may require that Purchaser disclose the existence of this Agreement and the contents of some or all of the documents delivered by Seller in connection therewith. Accordingly, Seller expressly consents to the disclosure of the terms and conditions of this Agreement and the transactions contemplated hereby to the extent that Purchaser in the exercise of its reasonable judgment has determined that the SEC requires such disclosure. In addition to the disclosure contemplated by the preceding sentence, and without limitation thereof, either party may disclose this Agreement or the contents thereof or of any documents to be executed and/or delivered in connection herewith to any partners, advisers, underwriters, analysts, employees, affiliates, officers, directors, consultants, lenders, accountants or legal counsel of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality. The foregoing shall constitute a modification of any prior confidentiality agreement that may have been entered into by the parties.






             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            Section 23.2. Press Release. Seller or Purchaser may issue a press release with respect to this Agreement and the transactions contemplated hereby, provided that the content of any such press release shall be subject to the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed.

      IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

                                     SELLER:

                                     NEW YORK LIFE INSURANCE COMPANY



                                     By:_________________________
                                        Richard M. Kernan, Jr.
                                        Executive Vice President

                                     PURCHASER:

                                     BEACON PROPERTIES, L.P.

                                     By: Beacon Properties Corporation,
                                     its sole general partner

                                     By:[Signature of Charles H. Cremens]
                                        --------------------------------
                                        Charles H. Cremens
                                        Senior Vice President

            Section 23.2. Press Release. Seller or Purchaser may issue a press release with respect to this Agreement and the transactions contemplated hereby, provided that the content of any such press release shall be subject to the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed.

      IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.

                                     SELLER:

                                     NEW YORK LIFE INSURANCE COMPANY



                                     By:[Signature of Richard M. Kernan, Jr.]
                                        -------------------------------------
                                        Richard M. Kernan, Jr.
                                        Executive Vice President

                                     PURCHASER:

                                     BEACON PROPERTIES, L.P.

                                     By: Beacon Properties Corporation,
                                     its sole general partner

                                     By:
                                        --------------------------------
                                        Charles H. Cremens
                                        Senior Vice President

AGREEMENT OF ESCROW AGENT:

The undersigned Escrow Agent hereby acknowledges receipt of $5,000,000, and agrees to hold such sum in escrow pursuant to the provisions of Section 3.3 of this Agreement.

ROBINSON SILVERMAN PEARCE
ARONSOHN & BERMAN LLP

By:[Signature of            ]
   --------------------------
    Name:
    Title:

                         List of Exhibits and Schedules


Schedule 1         Asset Schedule


Exhibit A          Land
Exhibit B          Rent Roll for Existing Leases
Exhibit C          Brokerage Agreements
Exhibit D          Existing Service Contracts
Exhibit E          Permitted Exceptions
Exhibit E-1        Nonpermitted Exceptions
Exhibit F          Deed
Exhibit G          Bill of Sale
Exhibit H          Assignment and Assumption of Leases
Exhibit I          Assignment and Assumption of Service Contracts,
                   Warranties, Permits, Trade Names and General Intangibles
Exhibit J          Notice Letter to Tenants
Exhibit K          Tenant Estoppel Certificate
Exhibit L          Litigation
Exhibit M          Insurance Coverages
Exhibit N          Specified Estoppel Leases

Addendum A



The Company will furnish the Commission with copies of any exhibits or schedules hereto upon request.